Exhibit 10.35

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS ([***]), HAS BEEN OMITTED PURSUANT TO ITEM 601(B)(10)(IV) OF REGULATION S-K, BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) IS THE TYPE THAT THE COMPANY TREATS AS PRIVATE OR CONFIDENTIAL. IN ADDITION, CERTAIN SCHEDULES (OR SIMILAR ATTACHMENTS) HAVE BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO ITEM 601(A)(5) OF REGULATION S-K.

Privileged and Confidential

严格保密

DATED       Jan 6, 2026

2026年 1 月 6 日

Nanjing Han Xin Pharmaceutical Technology Co., Ltd.

南京汉欣医药科技有限公司

-and-

与

Amphastar Pharmaceuticals, Inc.

Amphastar Pharmaceuticals, Inc.

LICENSE AGREEMENT

许可协议

LICENSE AGREEMENT

许可协议

This License Agreement (“Agreement”) is entered into as of      Jan 6         , 2026 (the “Effective Date”) by and between Nanjing Han Xin Pharmaceutical Technology Co., Ltd., a limited liability company duly incorporated and validly existing under the laws of the PRC, with the unified social credit code: [***] (“Licensor”) and Amphastar Pharmaceuticals, Inc., a company duly incorporated and validly existing under the laws of United States (hereinafter referred to as “Amphastar” or “Licensee”). Licensor and Licensee are each referred to individually as a “Party” and together as the “Parties.”

本许可协议（“本协议”）于2026年_1__月__6_日（“生效日”）南京汉欣医药科技有限公司，一家根据中国法律合法成立并有效存续的有限责任公司，统一社会信用代码为 [***]（“许可方”），与Amphastar Pharmaceuticals, Inc.，一家根据美国法律合法成立并有效存续的公司（下称“Amphastar”或“被许可方”）签订。许可方和被许可方单称“一方”，合称“双方”。

Background

背景

Licensor Controls (as defined below) the Licensed IP (as defined below) relating to the Licensed Compound (as defined below) and Licensed Products (as defined below). Licensee wishes to obtain, and Licensor wishes to grant, rights under the Licensed IP to develop, make, use and sell Licensed Products incorporating the Licensed Compound.

许可方控制（定义见下文）与许可化合物（定义见下文）和许可产品（定义见下文）相关的许可知识产权（定义见下文）。被许可方希望获得且许可方希望授予许可知识产权项下的权利，以开发、生产、使用及销售含有许可化合物的许可产品。

Therefore, the Parties agree as follows:

因此，双方达成协议如下：

1.	DEFINITIONS AND INTERPRETATION

定义和释义

1.1

Definitions. Unless the context otherwise requires, the terms in this Agreement with initial letters capitalized will have the meanings set forth below, or the meaning as designated in the indicated places throughout this Agreement.

定义。除非上下文另有要求，本协议中的术语具有下文规定的含义或所示的本协议条款所指定的含义。

“Accounting Standards” means, U.S. GAAP (US Generally Accepted Accounting Principles), in each case as generally and consistently applied throughout the Party’s organization.

“会计准则”系指在一方机构内普遍和一贯适用的美国通用会计准则。

“Affiliate” means, with respect to a Party, any Person that controls, is controlled by, or is under common control with that Party. For the purpose of this definition, “control” will mean, direct or indirect ownership of 50% or more of the shares of stock entitled to vote for the election of directors, in the case of a corporation, or 50% or more of the equity interest in the case of any other type of legal entity, status as a general partner in any partnership, or any other arrangement whereby the entity or Person controls or has the right to control the board of directors or equivalent governing body of a corporation or other entity, or the ability to cause the direction of the management or policies of a corporation or other entity. In the case of entities organized under the laws of certain countries, the maximum percentage ownership permitted by law for a foreign investor may be less than 50%, and in such case such lower percentage will be substituted in the preceding sentence, provided that such foreign investor has the power to direct the management and policies of such entity.

“关联方”就一方而言，系指控制该方、受该方控制或与该方共同受他方控制的任何主体。为本定义之目的，“控制”系指直接或间接拥有一家公司50%或以上有权投票选举董事的股份或任何其他类型的法律实体50%或以上的股权，或者作为任何合伙企业的普通合伙人，或者可使实体或主体控制或有权控制一家公司或其他实体的董事会或同等管理机构的任何其他安排，或者能够促成主导一家公司或其他实体的管理或政策。对于根据某些国家法律组建的实体，法律允许的外国投资者持股比例上限可能低于50%，在该等情况下，该较低比例将替代前句中规定的比例，但前提是该外国投资者有权主导该实体的管理和政策。

“Licensor Material” means the material identified on Exhibit C.

“许可方材料”系指附件C列明的材料。

“Applicable Law” means any national, provincial, federal, state, local or foreign law (including, common law), statute or ordinance, executive order, or any rule, regulation, judgment, order, writ or decree of or from any court, or other Regulatory Authority having jurisdiction over or related to the subject item that may be in effect from time to time, including, as applicable, GCP, GLP, and GMP.

“适用法律”系指可能不时有效的任何国家、省、联邦、州、地方或外国法律（包括普通法）、成文法或条例，行政命令，或对主题事项有管辖权的任何法院或其他监管机构的任何规则、法规、判决、命令、令状或法令，包括（按适用情形）药物临床试验质量管理规范、药物非临床研究质量管理规范和药品生产质量管理规范。

“Calendar Year” means a period of twelve (12) consecutive calendar months ending on December 31; provided, that the first Calendar Year of this Agreement shall commence on the Effective Date and end on December 31, 2026, and the last Calendar Year of this Agreement shall end on the date of expiration or termination of this Agreement in its entirety.

“日历年”系指截止于12月31日的连续十二（12）个日历月的期间；但是，本协议的第一个日历年应于生效日开始并于2026年12月31日结束，本协议的最后一个日历年应于本协议整体到期或终止之日结束。

“Change of Control” means, with respect to a Party, (a) a merger, reorganization, consolidation or other transaction involving such Party and any entity that is not an Affiliate of such Party as of the Effective Date, which results in the voting securities of such Party outstanding immediately prior thereto ceasing to represent at least fifty percent (50%) of the combined voting power of the surviving entity immediately after such merger, reorganization, consolidation or other transaction, or (b) any entity that is not an Affiliate of such Party as of the Effective Date becoming the beneficial owner of fifty percent (50%) or more of the combined voting power of the outstanding securities of such Party, or (c) any entity that is not an Affiliate of such Party as of the Effective Date acquiring the power (whether through ownership interest, contractual right, or otherwise, including the result of any government action) to direct or cause the direction of the management and policies of such Party.

“控制权变更”指，针对一方而言，发生以下任一情形：(a) 该方与在本协议生效日时并非其关联方的任何实体发生合并、重组、并入或其他交易，且在该等交易完成后，原由该方股东持有的有表决权股权不再代表合并后存续实体至少百分之五十（50%）的投票权（经合并计算）；或 (b) 在生效日并非该方关联方的任何实体成为该方已发行股份或权益中拥有合并投票权百分之五十（50%）或以上的实际受益人；或 (c) 在生效日并非该方关联方的任何实体通过股权、合同或其他方式（包括政府行为的结果）取得控制或导致控制该方经营管理和政策方向的权力。

“Claims” means all Third Party demands, claims, actions, proceedings and liability (whether criminal or civil, in contract, tort or otherwise) for losses, damages, reasonable legal costs, and other reasonable expenses of any nature whatsoever.

“权利主张”系指有关任何性质的损失、损害、合理法律费用及其他合理费用的所有第三方要求、权利主张、诉讼、程序和责任（无论是刑事或民事、合同、侵权或其他方面的）。

“Commercialize” means to manufacture for commercial use, market, promote, distribute, import, export, offer to sell or sell Licensed Products, engage with patient advocates, conduct pre-launch activities to prepare a market for potential sale, as well as conducting all associated post-launch regulatory activities, including medical affairs oversight and post-approval studies, and any activities directed to obtaining pricing or reimbursement approvals, and “Commercialization” means commercialization activities relating to Licensed Products.

“商业化”系指为商业用途而生产、营销、促销、分销、进口、出口、要约出售或销售许可产品，也包括与患者倡导者的互动、为潜在销售做市场准备的上市前活动，以及开展所有相关的上市后监管活动（包括医疗事务监督和批准后研究），以及旨在获得定价或医保审批的任何活动。“商业化活动”系指与许可产品相关的商业化活动。

“Commercially Reasonable Efforts” means, with respect to a Party, the carrying out of such activities with respect to the Licensed Products or the Licensed Compound with such measure of efforts that is consistent with the efforts that are typically expended or used by a pharmaceutical company operating in the respective territory with similar resources and of comparable size in a program of a similar value, stage of development, life cycle and commercial potential, based on conditions then prevailing and taking into account issues of safety and efficacy, approved labelling, product, competitiveness of alternative Third Party products in the marketplace, the patent or other proprietary position of such Licensed Product, and the regulatory structure involved, as applicable, and other relevant scientific, technical, legal, operational and commercial factors, as determined on a jurisdiction-by-jurisdiction and indication-by-indication basis.

“商业上合理的努力”指就一方而言，就开展与许可产品或许可化合物相关的活动，其付出的努力程度应当与一家在对应区域内运营具有相似资源水平和可比规模的医药公司在具有相似价值、开发阶段、生命周期及商业潜力的项目中所通常投入或使用的努力相一致，基于当时实际情况，并综合考虑以下因素：安全性及有效性、获批的适应症标签、产品、第三方竞品的市场竞争力、许可产品的专利或其他专有权状态、相关监管框架（如适用），以及其他科学、技术、法律、运营和商业相关因素，且需按不同司法管辖区和适应症分别评估。

“Confidential Information” means all Know-How and other confidential or proprietary information and data of a financial, commercial or technical nature, including information comprising or relating to concepts, discoveries, inventions, data, designs or formulae, which the disclosing Party, its Affiliates, or its or their licensors has supplied or otherwise made available to the other Party or its Affiliates, prior to or during the Agreement Term, whether made available orally, in writing or in electronic form, pursuant to this Agreement.

“保密信息”系指在本协议期限之前或期间，披露方、其关联方或其各自的许可方根据本协议的规定已向另一方或其关联方提供的或以其他方式给予的（无论以口头、书面或电子形式提供）所有专有技术及其他保密或专有的财务、商业或技术性质的信息和资料，包括构成或涉及概念、发现、发明、数据、设计或配方的信息。

“Control” or “Controlled” means, with respect to any Know-How, Patent Rights, other intellectual property rights, or any proprietary or trade secret information, the legal authority or right (whether by ownership, license or otherwise, other than by a license granted under this Agreement) of a Party or its Affiliates, to grant a license or a sublicense of or under such Know- How, Patent Rights, or intellectual property rights to another Person, or to otherwise disclose such proprietary or trade secret information to another Person, without breaching the terms of any agreement with a Third Party or misappropriating the proprietary or trade secret information of a Third Party.

“控制”或“受控制”就任何专有技术、专利权、其他知识产权或任何专有或商业秘密信息而言，系指一方或其关联方具有法定权限或权利（无论通过所有权、许可或其他方式，但通过本协议项下授予的许可除外），在不违反与第三方的任何协议条款或盗用第三方的专有或商业秘密信息的情况下，向另一主体授予该等专有技术、专利权或知识产权的或其项下的许可或再许可，或以其他方式向另一主体披露该等专有或商业秘密信息。

“Cover”, “Covered” or “Covering” means, with respect to a Valid Claim of a Patent Right and a product or other subject matter, that, in the absence of ownership of, or a license under such Patent Right (i) with respect to a Valid Claim that is issued or granted, the manufacture, use, offer for sale, sale or importation of such product or other subject matter would infringe such Valid Claim of such Patent Right, or (ii) in the case of a Valid Claim that is pending, the manufacture, use, offer for sale, sale or importation of such product or other subject matter would infringe such Valid Claim if such Valid Claim were actually issued.

“涵盖”就专利权的有效权利要求和产品或其他标的而言，系指在不存在该专利权的所有权或许可的情况下，(i)就已颁发或授予的有效权利要求而言，该产品或其他标的的生产、使用、要约出售、销售或进口会侵犯该专利权的有效权利要求，或(ii)就申请中的有效权利要求而言，如果该有效权利要求已实际颁发，

该产品或其他标的的生产、使用、要约出售、销售或进口会侵犯该有效权利要求。

“Develop” or “Development” means drug development activities, including, non-commercial manufacture of the Licensed Compound or Licensed Products, analytical test method development and stability testing, audit development, pharmacology, pharmacokinetics, toxicology, formulation, manufacturing, quality assurance/quality control development, statistical analysis, pre-clinical studies, clinical studies, packaging development, regulatory affairs, and the preparation, filing, and prosecution of Regulatory Filings as necessary to obtain Regulatory Approval to market or sell a Licensed Product.

“开发”系指药物开发活动，包括许可化合物或许可产品的非商业化生产、分析测试方法开发和稳定性测试、稽查开发、药理学、药代动力学、毒物学、配方、生产、质量保证/质量控制开发、统计分析、临床前研究、临床研究、包装开发、监管事务，以及为获得许可产品营销或销售的监管批准所需的监管申报的准备、提交和推进。

“Encumbrance” means any claim, charge, equitable interest, hypothecation, lien, mortgage, pledge, option, license, assignment, power of sale, retention of title, right of pre-emption, right of first refusal or security interest of any kind.

“权利负担”系指任何权利主张、押记、衡平法权益、不转移占有的抵押、留置、抵押、质押、期权、许可、转让、销售权、所有权保留、优先权、优先购买权或任何种类的担保权益。

“FDA” means the United States Food and Drug Administration or any successor entity thereto.

“美国食药监局”系指美国食品药品监督管理局或其任何继任机构。

“Field” means any and all uses, including all prophylactic, therapeutic, palliative and diagnostic uses for all current and future indications in humans.

“适用范围”系指任何及所有用途，包括对于所有当前和将来的人类适应症的所有预防、治疗、缓解和诊断用途。

“First Commercial Sale” means, on a Region-by-Region basis, the first sale or transfer, in all cases through a bona fide arm’s-length transaction, or commercial use, of a Licensed Product by Licensee or its Affiliates or its sublicensees to a Third Party (including a governmental authority) in a Region after receipt of Regulatory Approval (to the extent applicable for Commercialization and Applicable Laws) of such Licensed Product in such Region, excluding Non-Commercial Sales as any Licensed Product transferred or disposed of as samples or for clinical trials or at or below costs of goods therefor for any so-called treatment investigational new drug sales, named patient sales, expanded access program, compassionate or emergency use sales or pre-license sales made for non-commercial, compassionate purposes, or any indigent program or promotional or educational purposes.

“首次商业销售”系指在逐一地区的基础上，被许可方及其关联方或分许可方在获得该地区相关监管批准（如适用于商业化及适用法律的范围内）后，向第三方（包括政府机构）以真实独立交易方式进行的以下任一首次行为：销售、转让许可产品，或将许可产品用于商业用途。但以下非商业销售不应视为首次商

业销售：用于临床试验的转让或处置、样品提供、以不高于成本价进行的销售、治疗用试验新药（IND）相关销售、指定患者计划销售、扩大用药计划（EAP）销售、同情用药或紧急使用销售、获得上市许可前出于非商业目的或人道主义考虑的销售、针对贫困患者的援助计划销售，以及用于推广或教育目的的销售。

“FTE Rate” means, an hourly rate for Licensor’s employee providing technical assistance or other support to Licensee under this Agreement, which shall be: [***] RMB (RMB [***]) per hour.

“FTE费率”指许可方的员工向被许可方提供本协议项下技术协助或其他支持的小时费率，为每小时[***]元人民币(RMB[***])。

“GCP” means the ethical, scientific, and quality standards required by the FDA for designing, conducting, recording, and reporting trials that involve the participation of human subjects, as set forth in FDA regulations in 21 C.F.R. Parts 11, 50, 54, 56, and 312 and related FDA guidance documents, and by the International Conference on Harmonization E6: Good Clinical Practices Consolidated Guideline, any similar regulations or guidelines as promulgated by Health Canada, or its predecessor, or as otherwise required by Applicable Laws in the Territory, each as may be amended and applicable from time to time.

“药物临床试验质量管理规范”系指美国食药监局对设计、实施、记录和报告有人类受试者参与的试验所要求的伦理、科学和质量标准，具体包括《美国联邦法规汇编》第21编第11、50、54、56和312部分及相关的美国食药监局指导性文件中的美国食药监局法规，国际人用药品注册技术协调会《E6：药物临床试验质量管理规范综合指南》，以及加拿大卫生部或其前身发布的或区域内适用法律另行规定的任何类似法规或指引，以及前述各项不时修订和适用的版本。

“GLP” means good laboratory practice as required by the FDA under 21 C.F.R. part 58 and all applicable FDA rules, regulations, orders and guidances, and the requirements with respect to current good laboratory practices prescribed by the ICH Guidelines, any similar regulations or guidelines as promulgated by Health Canada, or its predecessor, or as otherwise required by Applicable Laws in the Territory, each as may be amended and applicable from time to time.

“药物非临床研究质量管理规范”系指美国食药监局在《美国联邦法规汇编》第21编第58部分及所有适用的美国食药监局规则、法规、命令和指引项下所要求的良好实验室规范，国际人用药品注册技术协调会指南规定的关于现行良好实验室规范的要求，以及加拿大卫生部或其前身发布的或区域内适用法律另行规定的任何类似法规或指引，以及前述各项不时修订和适用的版本。

“GMP” means good manufacturing practices and regulations as required by the FDA under provisions of 21 C.F.R. parts 210 and 211 and all applicable FDA rules, regulations, orders and guidances, and the requirements with respect to current good manufacturing practices prescribed by Health Canada, or its predecessor, or as otherwise required by Applicable Laws in the Territory, each as may be amended and applicable from time to time.

“药品生产质量管理规范”系指美国食药监局在《美国联邦法规汇编》第21编第210和211部分及所有适用的美国食药监局规则、法规、命令和指引项下所要求的良好生产规范和法规，加拿大卫生部或其前身发布的关于现行良好生产

规范的要求，以及区域内适用法律另行规定的任何类似法规或指引，以及前述各项不时修订和适用的版本。

“IND” means an application or submission filed with or submitted to a Regulatory Authority for approval to initiate human clinical trials in conformance with the requirements of such Regulatory Authority, including (a) for the United States, an Investigational New Drug application or any successor application or procedure filed with the FDA pursuant to 21 C.F.R. part 312, (b) any equivalent to the application or procedure referenced in clause (a) in other jurisdictions within the Territory outside the United States, and (c) all supplements and amendments that may be filed with respect to (a) or (b).

“新药研究申请”系指向监管机构提交的、旨在获准开展人类临床试验的申请或程序，该申请须符合相关监管机构的要求，包括(a)就美国而言，根据《美国联邦法规汇编》第21编第312部分的规定向美国食药监局提交的新药研究申请或任何后继替代申请或程序，(b)在美国境外但属于区域内的其他国家或地区，与第(a)项提及的申请或程序等同效力的申请或程序，及(c)可能就第(a)项或第(b)项提交的所有补充和修订。

“IND Acceptance” means with respect to an IND, (a) for an IND for a Licensed Product filed with the FDA, the earlier of (i) receipt by a Party or its Affiliate of a “may proceed” letter from a Regulatory Authority; or (ii) expiration of thirty (30) days from the IND submission date without the FDA issuing a clinical hold notice within that period or (b) for an IND filed with any Regulatory Authority outside the United States but within the Territory, an equivalent authorization to proceed with human clinical trials.

“新药临床研究申请受理”系指就一项新药研究申请而言，(a) 对于向美国食药监局提交的关于许可产品的新药研究申请，系指下列情况中较早发生者：(i)一方或其关联方从监管机构收到关于可进行该等新药研究申请项下的临床研究的“可开始临床研究”通知函；(ii) 自新药研究申请提交之日起三十(30)天期限届满且未收到美国食药监局关于该新药研究申请被临床搁置的通知；或(b) 对于在美国境外但属于区域内的监管机构提交的新药研究申请，系指获得开展临床试验的同等效力的批准。

“Insolvency Event” means, with respect to a Party,

“破产事件”就一方而言，系指以下事件：

(a)	such Party ceases to function as a going concern by suspending or discontinuing its business;

该方通过中止或终止业务的方式停止作为持续经营实体的运作；

(b)

such Party is the subject of voluntary or involuntary bankruptcy proceedings instituted on behalf of or against such Party (except for involuntary bankruptcy proceedings that are dismissed within ninety (90) days);

该方进入代表该方或针对该方提起的自愿或非自愿破产程序（在九十（90）日内被驳回的非自愿破产程序除外）；

(c)	an administrative receiver, receiver and manager, interim receiver, custodian, sequestrator, or similar officer is appointed for such Party;

为该方指定行政接管人、接管人与管理人、临时接管人、保管人、查封人或类似人员；

(d)	a resolution to wind up such Party is passed at a meeting of the directors or shareholders of such Party;

在该方的董事或股东会议上通过对该方进行清算的决议；

(e)	a resolution shall have been passed by such Party or its directors to make an application for an administration order or to appoint an administrator for all of such Party’s assets; or

该方或其董事通过决议，就该方的所有资产申请破产管理令或指定管理人；或

(f)	such Party makes any general assignment for the benefit of all of its creditors.

该方为其所有债权人的利益进行任何概括转让。

“Invoice” means an invoice in a form requesting payment for goods delivered or services rendered.

“发票”系指以请求已交付货物或已提供服务的付款为目的所开具的票据形式。

“Know-How” means all proprietary or confidential technical information, know-how and data, including inventions (whether patentable or not), discoveries, trade secrets, specifications, instructions, processes, formulae, materials, expertise and other technology for a compound or product or to its or their manufacture, regulatory approval, pricing and reimbursement approval, development, or commercialization, or methods of assaying or testing a compound or product, and including all biological, chemical, pharmacological, biochemical, toxicological, physical and analytical, safety, quality control, manufacturing, preclinical and clinical data, instructions, processes, formulae, expertise and information, regulatory filings and copies thereof.

“专有技术”系指所有专有或保密的技术信息、专有技术和资料，包括化合物或产品或其生产、监管批准、定价和医保审批、开发或商业化活动或者化合物或产品的化验或测试方法的发明（无论是否可获得专利）、发现、商业秘密、规格、说明、工艺、配方、材料、专长及其他技术，包括所有生物、化学、药理、生化、毒理、物理及分析、安全、质量控制、生产、临床前及临床数据、说明、工艺、配方、专长及信息、监管申报及其副本。

“Licensed Compound” means coded as “AC02” (“AC02”) (to be specified in Exhibit D), chemical structure thereof, and including all indications, any formulation, any dose amount, any dosage forms, any product presentation, any type of combination product.

“许可化合物”系指编号为“AC02” （“AC02”）（具体详见附件D），其化学结构，包括所有适应症、任何配方、剂量规格、剂型、产品包装形式、任何类型的组合产品。

“Licensed IP” means the Licensed Know-How and the Licensed Patents.

“许可知识产权”系指许可专有技术及许可专利。

“Licensed Know-How” means all Know-How Controlled by Licensor or its Affiliates as of the Effective Date or at any time during the Agreement Term that is reasonably necessary or useful for the Development of the Licensed Compound or the Licensed Products in the Field in the Territory. The Licensed Know-How existing as of the Effective Date are set forth on Exhibit B.

“许可专有技术”系指许可方或其关联方截至生效日或在本协议期限内的任何时间控制的、对于许可化合物或许可产品在区域的适用范围内的开发活动合理必要或有用的所有专有技术。截至生效日存在的许可专有技术列于附件 B。

“Licensed Patents” means all Patents Rights Controlled by Licensor or its Affiliates as of the Effective Date or at any time during the Agreement Term that Cover the composition of matter, formulation, method of manufacture, use, sale or otherwise exploitation of the Licensed Compound or the Licensed Products in the Field in the Territory. The Licensed Patents existing as of the Effective Date are set forth onset forth on Exhibit A.

“许可专利”系指许可方或其关联方截至生效日或在本协议期限内的任何时间控制的、涵盖许可化合物或许可产品在区域的适用范围内的物质组成、配方、生产、使用、销售或其他利用方法的所有专利权。截至生效日存在的许可专利列于附件A。

“Licensed Product(s)” means prophylactic, therapeutic, palliative or diagnostic products in any form incorporating or comprising a Licensed Compound, alone or in combination with other active ingredients, in any and all indications, any formulation, any dose amount, any dosage forms, any product presentation, any type of combination product, specifically including AC02 Product. “AC02 Product” shall mean such product incorporating or comprising AC02.

“许可产品”系指任何及所有含有或包含许可化合物（单独或与其他活性成分结合）的预防、治疗、缓解或诊断产品，包括所有适应症、任何配方、剂量规格、剂型、产品包装形式、任何类型的组合产品，且包括AC02产品。“AC02产品”系指含有或包含AC02的产品。

“Licensing Term” means both the Initial Licensing Term and Extended Licensing Term (if applicable).  For the purpose of this Agreement, the “Initial Licensing Term” means, on a Region-by-Region basis, the period commencing on the Effective Date and ending on the ten (10) year anniversary of the First Commercial Sale of a Licensed Product in such Region.  The “Extended Licensing Term” means, if elected by Licensee to extend the Initial Licensing Term (Licensee has the right (but not the obligation) to extend the Initial Licensing Term at its sole discretion), the period commencing on the next day of the expiration date of the Initial Licensing Term and ending on the earlier of the following: (x) additional ten (10) years after the Initial Licensing Term, or (y) the expiration, lapse, or invalidation of the last remaining Valid Claim of the Licensed Patents that Covers the Licensed Products in the Territory.

“许可期限”是指初始许可期限和展期许可期限（如使用）。就本协议而言，“初始许可期限”是指，在逐个地区的基础上，自生效日起至许可产品在该地区首次商业销售满十（10）周年止的期间。“展期许可期限”是指，如果被许可方选择延长初始许可期限（被许可方有权（但无义务）自行决定延长初始许可期限），从初始许可期限到期日的次日起至下列较早日期止的期限：(x) 初始许可期限届满后延期十（10）年，或 (y) 涵盖许可产品的许可专利的最后剩余的有效权利要求在区域内到期、失效或无效。

“MAA” means an application for the authorization to market Licensed Product in any country or group of countries outside the United States, as defined in the Applicable Laws and filed with the Regulatory Authority of a given country or group of countries.

“药品上市许可申请” 系指根据适用法律的规定向一个或多个国家的监管机构提交的许可产品在美国以外的一个或多个国家的上市许可申请。

“NDA” means a New Drug Application, as described in the FDA regulations, 21 C.F.R. § 314.50, submitted to the FDA.

“新药上市申请”系指根据《美国联邦法规汇编》第21编第314.50部分的美国食药监局法规向美国食药监局提交的新药上市申请。

“Net Sales” means, with respect to a Licensed Product, the gross amount invoiced for sales, in an arm’s length transaction, by Licensee, its Affiliates, and its sublicensees, to a Third Party, commencing with the First Commercial Sale of such Licensed Product, less the following deductions from such gross amounts which are actually incurred, allowed, accrued or specifically allocated, in accordance with the Accounting Standards of the applicable selling party, and not otherwise deducted in computing other amounts hereunder (without duplication):

“净销售额”就许可产品而言，系指被许可方及其关联方及其分许可方自该许可产品首次商业销售之时起在公平交易中向第三方进行的销售开具发票的总金额减去从该等总金额中扣除的按照适用销售方的会计准则实际发生的、允许的、累计的或专门分摊的以下金额后所得的金额，并且扣除金额属于在计算本协议项下其他金额时未被另行扣除（不得重复扣除）的部分：

(a)	credits, price adjustments or allowances for damaged products, returns or rejections of Licensed Products;

针对损坏产品或退回或拒收的许可产品的赊销、价格调整或折让；

(b)

normal and customary trade, cash and quantity discounts, allowances and credits (other than price discounts granted at the time of invoicing which have already been included in the gross amount invoiced);

常规的贸易、现金及数量折扣、折让及赊销（在发票开具时已包含在发票总金额中的价格折扣除外）；

(d)	discounts, refunds, rebates, chargebacks, retroactive price adjustments, and any other allowances which effectively reduce the net selling price granted to any Third Party;

折扣、退款、回扣、退货款、有追溯效力的价格调整及任何其他给予第三方的实际降低净售价的折让；

(c)	any invoiced freight, postage, shipping, distribution fee, insurance and other transportation charges;

任何已开具发票的运费、邮费、装运费、分销费、保险费及其他运输费用；

(e)	sales, value-added, and excise taxes, tariffs and duties, and other taxes directly related to the sale (but not including taxes assessed against the income derived from such sale);

销售税、增值税、消费税、关税及其他与销售直接相关的税项（但不包括对来源于该销售的收入征收的税款）；

(f)

actual sales write-offs for uncollectible amounts consistently applied under Accounting Standards, provided that if the amount is thereafter paid, the corresponding amount shall be added to the Net Sales of the period during which it is paid and

会计准则项下对不可收回金额一贯采用的实际销售冲销，前提是如果该等款项随后被收回，则相应金额应计入收回当期的净销售额。；及

(g)

any other customary adjustments in accordance with U.S. GAAP as generally and consistently applied by Amphastar in the preparation of its financial statements filed with the SEC to determine “Net Sales”.

Amphastar在准备其向美国证券交易委员会提交的财务报表时为确定“净销售额”而普遍及一贯采用的根据美国通用会计准则进行的任何其他惯常调整。

Such amounts shall be determined from the books and records of the Licensee or its Affiliates or its sublicensees. For purposes of determining Net Sales, (i) sales of a Licensed Product shall not include transfers, uses or dispositions for charitable, promotional, pre-clinical, clinical, regulatory or governmental purposes, in each case, at or below cost, and (ii) sales between or among the Licensee and its Affiliates for re-sale shall be excluded from the computation of Net Sales, but subsequent sales by the Licensee or its Affiliates to third parties shall be included in the computation of Net Sales, and (iii) if a Licensed Product is delivered to the Third Party before being invoiced (or is not invoiced), Net Sales will be calculated at the time all the revenue recognition criteria under Licensee’s Accounting Standards are met.

上述金额应根据被许可方或其关联方或其分许可方的账簿及记录确定。为确定净销售额之目的，(i)许可产品的销售不包括为慈善、推广、临床前、临床、监管或政府目的进行的转让、使用或处置，且均不高于成本价；(ii)被许可方及其关联方之间为转售目的的销售不得包括在净销售额的计算中，但被许可方或其关联方对第三方的后续销售应包括在净销售额的计算中；及(iii)如果许可产品在开具发票前已交付第三方（或未开具发票），净销售额应在被许可方会计准则项下的所有收入确认条件均被满足之时计算。

“Party” or “Parties” has the meaning set forth in the preamble.

“一方”或“双方”具有前言中规定的含义。

“Patent Rights” means

“专利权”系指

(a)	all patent applications, including any provisional patent applications, in any country;

在任何国家的所有专利申请，包括临时专利申请；

(b)

any patent application claiming priority from such patent application in (a) or provisional application, including all divisionals, continuations, substitutions, continuations-in-part, provisionals, converted provisionals and continued prosecution applications, or any foreign equivalents;

就第(a)项的该等专利申请或临时申请主张优先权的任何专利申请，包括所有的分案、接续、替代、部分接续、临时申请、转换临时申请及继续审查申请，或任何其他国家对应申请；

(c)

any patent that has issued or in the future issues from any of the foregoing patent applications, ((a) and (b)), including any utility patent, utility model patent, petty patent, design patent, certificate of invention, or any foreign equivalents;

在任何上述专利申请（第(a)项和第(b)项）中已经颁发或未来颁发的任何专利，包括任何发明专利、实用新型专利、小专利、外观设计专利、发明证书，或任何其他国家对应权利；

(d)

any re-examinations, reissues, additions, renewals, extensions, registrations, supplemental protection certificates of any of the foregoing patents or patent applications ((a), (b), and (c)), or any foreign equivalents; and

任何上述专利或专利申请（第(a)项、第(b)项和第(c)项）的任何复审、再颁、增补、续期、延期、登记、补充保护证书，或任何其他国家对应程序；及

(e)

any similar rights, including so-called pipeline protection, or any importation, revalidation, confirmation or introduction patent or registration patent or patent of additions to any such foregoing patent application or patent.

任何类似的权利，包括所谓的临时保护，或任何针对前述任一专利申请或专利的进口、恢复、确认或引进专利或注册专利，或任何上述专利申请或专利的增补专利。

“Person” means any individual, partnership, limited liability company, firm, corporation, association, trust, unincorporated organization or other entity.

“主体”系指任何个人、合伙、有限责任公司、商号、公司、协会、信托、非法人组织或其他实体。

“PRC” means People’s Republic of China, for the purpose of this Agreement, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and the islands of Taiwan.

“中国”系指中华人民共和国，为本协议之目的，不包括香港特别行政区、澳门特别行政区和台湾岛。

“Pricing and Reimbursement Approval” means the authorization or approval of reimbursement for a pharmaceutical product in a country or jurisdiction by the relevant Regulatory Authority, government agency, or other body responsible for such activities in such country or jurisdiction under Applicable Law.

“定价和医保审批” 系指在任何国家或司法管辖区的相关监管机构、政府部门或其他根据适用法律负责相关活动的机构授权或批准在该等国家或司法管辖区的药品报销。

“Region” means any individual country within the Territory.

“地区”系指区域内的任何单个国家。

“Regulatory Approval” means, with respect to a Licensed Product in any country or jurisdiction, any approval, registration, license or authorization from a Regulatory Authority in a country or other jurisdiction that is reasonably necessary to market and sell a Licensed Product in such country or jurisdiction.

“监管批准”就任何国家或司法管辖区的许可产品而言，系指从一个国家或其他司法管辖区的监管机构获得的、许可产品在该国或司法管辖区上市和销售而合理所需的任何批准、注册、许可或授权。

“Regulatory Authority” means any governmental authority or agency responsible for authorizing or approving the marketing or sale of pharmaceutical products in a jurisdiction (e.g., the FDA, European Commission, the NMPA, and corresponding national or regional regulatory agencies or organizations).

“监管机构”系指负责授权或批准药品在任何司法管辖区上市或销售的任何政府机构或部门（例如美国食药监局、欧盟委员会、中国药监局，以及相应的国家或地区监管机构或组织）。

“Regulatory Exclusivity” means, with respect to a Licensed Product in any country or jurisdiction, any one or more of data, market or other regulatory exclusivity (other than Patent exclusivity) granted or afforded by Applicable Law or by a Regulatory Authority in such country or jurisdiction that confers exclusive marketing rights with respect to such Licensed Product in such country or jurisdiction, including without limitation orphan drug exclusivity, new chemical entity exclusivity, data exclusivity, pediatric exclusivity, rights conferred in the U.S. under the Hatch-Waxman Act or the FDA Modernization Act of 1997, in European Union member states under national implementations of Article 10 of Directive 2001/83/EC, and rights similar thereto in other country or jurisdiction.

“监管独占权”是指，就任何国家或司法管辖区中的一个许可产品而言，依据适用法律或该国或司法管辖区的监管机构授予或提供的任何一种或多种数据、市场或其他监管独占权（不包括专利独占权），该等独占权在该国或司法管辖区赋予该许可产品专属的市场销售权利，包括但不限于孤儿药独占权、新化学实体独占权、数据独占权、儿科独占权、美国根据《哈奇-瓦克斯曼法案》或《1997年食品药物管理局现代化法案》赋予的权利、欧盟成员国根据《2001/83/EC号指令》第10条的国家实施办法赋予的权利，以及其他国家或司法管辖区赋予的类似权利。

“Regulatory Filings” means, with respect to a Licensed Compound or Licensed Product, any submission to a Regulatory Authority of any appropriate regulatory application, and includes any submission to a regulatory advisory board, marketing authorization application, and any supplement or amendment thereto. For the avoidance of doubt, Regulatory Filings will include any IND, CTA, NDA, MAA or the corresponding application in any other country or group of countries.

“监管申报”就许可化合物或许可产品而言，系指向监管机构提交的任何适当的监管申请，包括向监管咨询委员会提交的任何资料、上市许可申请及其任何补充或修改。为避免疑义，监管申报将包括任何新药研究申请、临床试验申请、新药上市申请、药品上市许可申请或在任何其他一个或多个国家的相应申请。

“Royalty Term” means, on a Region-by-Region basis, the period commencing on the First Commercial Sale of a Licensed Product upon the later of (i) [***], (ii) [***], or (iii) [***].

“许可费期限”系指在逐个地区的基础上，自许可产品首次商业销售开始至以下时间孰晚的期间：(i) [***]，(ii) [***]，或(iii) [***]。

“Sales & Royalty Report” means a written report or reports on the Region-by-Region basis showing each of:

“销售与许可费报告”系指显示以下各项分地区分别计算的书面报告：

(a)

the Net Sales of the Licensed Product during the reporting period by Licensee , its Affiliates and its sublicensees (in all cases itemizing by category the various deductions taken from gross to compute Net Sales as set forth in the definition of Net Sales, above); and

报告期内被许可方、其关联方及其分许可方许可产品的净销售额（在所有情况下，按类别分项列明上文净销售额定义所述的为计算净销售额而从总金额中扣除的各项金额）； 以及

(b)

the royalties payable (in USD), and the rate of exchange with supporting calculations if the currency of sale was not U.S. dollars), which will have accrued hereunder with respect to such Net Sales, with supporting calculations showing the applicable royalty rate applied.

在本协议项下就该等净销售额累计的应付许可费（以美元计算，如销售货币非美元，则附带换算汇率及计算依据），并附有适用许可使用费率的计算明细。

“Senior Officers” means, for Licensor, its General Manager or his or her designee, and for Amphastar, its Executive Vice President, or his or her designee as appointed by the Executive Vice President.

“高级管理人员”就许可方而言，系指其总经理或其指定人；就Amphastar而言，系指其执行副总裁或执行副总裁指定的其他人。

“Territory” means the United States and Canada.

“区域”系指美国和加拿大。

“Third Party” means any Person other than a Party or an Affiliate of a Party.

“第三方”系指除任何一方或其关联方以外的任何主体。

“United States” or “US” means the United States of America, its territories and possessions.

“美国”系指美国、其领土及属地。

“USD” or “$” means US Dollars.

“美元”或“$” 系指美元。

“US Data Security Program” means US Executive Order 14117 and rules issued thereunder, including 28 C.F.R. Part 202, as amended from time to time.

“美国数据安全计划” 指美国第14117号行政命令及其颁布的相关规则，包括但不限于《联邦法规汇编》第28编第202部分及其不时修订的版本。

“Valid Claim” means

“有效权利要求”系指

(a)	a claim of an issued and unexpired patent of a granted Licensed Patent (as may be extended through supplementary protection certificate or patent term extension or the like) that, in each case:

已授权且未到期的许可专利（包括可通过补充保护证书、专利期限延长或类似方式延展的专利）的、符合下列情况的权利要求：

(i)	Covers the Development, manufacture, use, offer for sale, sale or import of the relevant Licensed Compound or Licensed Product in the relevant jurisdiction;

涵盖在相关司法管辖区内相关许可化合物或许可产品的开发、生产、使用、要约出售、销售或进口；

(ii)

has not been irrevocably or unappealable disclaimed, cancelled, withdrawn, or abandoned, or been held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency or tribunal of competent jurisdiction; and

未被具有管辖权的法院或其他政府或裁判机构决定放弃、注销、撤回或废止（且该等否认或放弃不可撤销或不可上诉）或者认定为不可强制执行、不可授予专利或无效；及

(iii)	has not been admitted to be invalid or unenforceable through reissue, disclaimer, or otherwise by Regulatory Authority; or

未被监管机构通过重新公告、否认或其他方式被承认无效或不可强制执行；或

(b)	a claim included in a pending patent application within the Licensed Patents that:

许可专利中包含的未决专利申请中的、符合下列情况的权利要求：

(i)

would Cover the Development, manufacture, use, offer for sale, sale or import of the relevant Licensed Compound or Licensed Product in the relevant jurisdiction if such claim were part of a pending patent application; and

若该权利要求属于在申请中专利的一部分，则将涵盖相关许可化合物或许可产品在相关司法管辖区的开发、生产、使用、要约出售、销售或进口；及

(ii)	has not been cancelled, withdrawn or abandoned, nor been pending for more than seven (7) years since its official filing date in the Region in which such patent application was filed.

未被取消、撤回或放弃，且自提出该专利申请的正式申请日起未处于申请中状态超过七（7）年。

1.2	Interpretation. In this agreement unless otherwise specified:

解释。 在本协议中，除非另有说明：

(a)	“includes” and “including” mean, respectively, includes without limitation and including without limitation;

“包括”系指包括但不限于；

(b)	a Party includes its permitted assignees and the respective successors in title to substantially the whole of its undertaking;

一方包括其经允许的受让人及其各自实质上全部业务的所有权继承人；

(c)

a statute or statutory instrument or any of their provisions is to be construed as a reference to that statute or statutory instrument or such provision as the same may have been or may from time to time hereafter be amended or re-enacted;

法令或法定文书或其任何条款应解释为可能已经或此后可能不时修订或重新颁布的该等法令或法定文书或该等条款；

(d)	words denoting the singular will include the plural and vice versa and words denoting any gender will include all genders;

单数形式的词语包括复数形式，反之亦然，任何性别的词语包括所有性别；

(e)

the Exhibits and other attachments form part of the operative provision of this Agreement and references to this Agreement shall, unless the context otherwise requires, include references to the Exhibits and attachments;

附件及其他附录构成本协议执行条款的一部分，且除非上下文另有要求，提及本协议应包括附件和附录；

(f)	the headings in this Agreement are for information only and will not be considered in the interpretation of this Agreement;

本协议中的标题仅为参考而设，在解释本协议时不予考虑；

(g)	general words will not be given a restrictive interpretation by reason of their being preceded or followed by words indicating a particular class of acts, matters or things;

概括性的词语不会由于其前后为表明特定类别的行为、事项或事物的词语而被赋予限制性解释；

(h)	references to days means calendar days unless otherwise indicated; and

除非另行指明，提及的日系指日历日；及

(i)

the terms of this Agreement are the result of negotiations between the Parties, and this Agreement will not be construed in favor of or against any Party by reason of the extent to which any Party participated in the preparation of this Agreement.

本协议的条款系双方协商的结果，本协议不会因任何一方参与准备本协议的程度而以对任何一方有利或不利的方式进行解释。

2.	INTELLECTUAL PROPERTY LICENSE

知识产权许可

2.1	License Grant. Subject to the terms of this Agreement, Licensor and its Affiliates hereby grant to Licensee an exclusive (even as to Licensor and its Affiliates), royalty-

bearing license, sublicensable within the Licensing Term (with the right to sublicense in accordance with Section 2.2) in, to and under the Licensed IP in the Field and in the Territory, to (i) research, Develop, make and have made, use Licensed Compound and Licensed Products; and (ii) to Commercialize Licensed Products. For clarity, Licensee’s rights to Licensed Compound and Licensed Products shall include all indications, any formulation, any dose amount, any dosage forms, any product presentation, any type of combination product.

许可授予。 受限于本协议的条款，许可方及其关联方特此授予被许可方一项在许可期限内有关许可知识产权的独占的（即使对许可方及其关联方而言）、需支付许可费的、可分许可的（根据第2.2款的规定享有分许可权利）的许可，以在区域的适用范围内进行：(1) 许可化合物和许可产品的研究、开发、生产和委托生产、使用；以及(2) 就许可产品进行商业化。为免疑义，被许可方对许可化合物及许可产品的权利应包括所有适应症、任何配方、剂量规格、剂型、产品包装形式、任何类型的组合产品。

2.2	Sublicense and Subcontract Rights.

分许可和分包权。

(a)	Subject to the terms and conditions of this Agreement, Licensee may sublicense (through multiple tiers) the license set forth in Section 2.1 at any time at its sole discretion to any Person.

在遵守本协议的条款和条件的前提下，被许可方可以（通过多层）随时自行决定将第2.1款中规定的许可分许可给任何主体。

(b)

Each sublicense shall be subject to a written agreement that is consistent with the terms of this Agreement. Each sublicense of the Licensed IP shall be consistent with the terms of this Agreement. A copy of any sublicense agreement (or any supplements or amendments thereto) executed by Licensee shall be provided to Licensor within thirty (30) business days after the execution, provided that Licensee may redact any terms that are commercially sensitive which are unnecessary for Licensor to confirm compliance with this Agreement, notwithstanding of the foregoing, Licensee shall not redact or obscure any terms related to financial consideration (e.g., upfront payments, royalties, milestone payments, or pricing structure), sublicense scope, field of use limitations, or termination rights, which are necessary for Licensor to confirm compliance with this Agreement.

每项分许可均应受限于一份与本协议的条款保持一致的书面协议。许可知识产权的每次分许可均应符合本协议的条款。被许可方应在签署任何分许可协议（或其任何补充或修订）后三十(30)个工作日内向许可方提供一份该协议的副本，但被许可方有权对涉及商业敏感信息且许可方无需用于确认合规性的条款进行删节处理，尽管有前述规定，被许可方不得对任何涉及财务对价的条款（如预付款、特许权使用费、里程碑付款或价格结构）、分许可范围、使用领域限制或终止权利的内容（为许可方确认本协议合规性所必需的条款）进行删减或遮蔽。

(c)

Licensee may engage subcontractors, including but not limited to Third Party contract research organization (“CRO”), Third Party contract manufacturing organization (“CMO”) and Third Party contract sales organization (“CSO”) (such subcontractor(s) individually and collectively, “Subcontractor(s)”) to exercise its rights or perform its obligations under this Agreement; provided that such subcontracting will be pursuant to a written and executed subcontracting agreement that does not conflict with and is subject to the terms of this Agreement, and shall not relieve Licensee of its obligations hereunder, and Licensee shall be directly responsible for any act or omission of its Subcontractor.

被许可方有权聘请分包商，包括但不限于第三方合同研发组织(CRO)、第三方合同生产公司(CMO)以及第三方合同销售组织(CSO)（此类分包商单独及合称为“分包商”）行使其在本协议项下的权利或履行其在本协议项下的义务，但该等分包应依据已签署的书面分包协议进行，该协议不得与本协议条款冲突且应受本协议条款约束，且不免除被许可方在本协议项下的义务，且被许可方应对其分包商的任何作为或不作为直接负责。

(d)

Licensee shall remain directly responsible for all of its obligations under this Agreement that have been delegated or sublicensed to any sublicensee or other Subcontractor. Any sublicensee or Subcontractor conduct, act, omission or state of affairs that would have constituted a breach of this Agreement shall be imputed to Licensee and deemed a breach of this Agreement as if such conduct, act, omission or state of affairs had been directly attributable to Licensee.  Licensee shall not grant a sublicense to any sublicensee or engage the services of any Subcontractor that has been debarred or disqualified by a Regulatory Authority.

被许可方应继续直接对其在本协议下的所有义务负责，即便这些义务已委托或分包给任何分许可方或其他分包商。任何分许可方或分包商的行为、作为、不作为或事务状态，如构成对本协议的违反，应归咎于被许可方，并视为对本协议的违反，如同该行为、作为、不作为或事务状态直接归咎于被许可方一样。被许可方不得向任何被监管机构禁止或取消资格的分许可方或分包商授予分许可或聘用其提供服务。

2.3

Cross-license. Amphastar and its Affiliates grant to Licensor a non-exclusive, non-transferable, sublicensable (subject to second paragraph in this Section 2.3), royalty-bearing license under the Patent Rights that Amphastar owns from Development, manufacture, use of Licensed Compound and Licensed Products and Commercialization of Licensed Products under this Agreement (the “Cross-license Patents”) to research, Develop, make and have made, use Licensed Compound and Licensed Products and Commercialize Licensed Products in the Field outside the Territory.

交叉许可。 Amphastar及其关联方向许可方授予Amphastar根据本协议因开发、生产、使用许可化合物和许可产品以及商业化许可产品而拥有的专利权项下的非独占性的、不可转让的、可分许可的（受限于本第2.3条第二段）且支付许可费的许可，以在除区域以外的其他地区在适用范围内进行许可化合物和许可产品的研究、开发、生产和委托生产、使用以及许可产品的商业化（“交叉许可专利”）。

For clarity, Licensor shall not, and shall not permit any of its Affiliates or sublicensees or any Third Party to, Commercialize Licensed Compound and Licensed Products utilizing Cross-license Patents in the Field in the Territory.

为避免歧义，许可方不得，且不得允许其任何关联方、分许可方或任何第三方，就使用了交叉许可专利的许可化合物和许可产品在区域内、在适用范围内进行商业化活动。

2.4

Retained Rights; No Implied Licenses. Except for the licenses expressly granted to the other Party pursuant to this Agreement, the Parties on behalf of itself and its Affiliates (and on behalf of its sublicensees) and contractors) grant no other rights or licenses, including any other rights or licenses under the Licensed IP and Cross-License Patents, whether by implication, estoppel or otherwise. For clarity, on behalf of itself and its Affiliates (and on behalf of its sublicensees and contractors), Licensor retains (a) exclusive rights to research, Develop, make and have made, use, seek Regulatory Approval for and Commercialize each Licensed Product and Licensed Compound, as well as the Licensed IP outside the Territory, and (b) rights under Licensed IP to the extent necessary for the performance of its obligations under this Agreement.

保留权利；无默示许可。 除根据本协议明确授予另一方的许可外，双方（代表其自身及其关联方，并代表各自分许可方及分包商）不授予任何其他权利或许可（无论是通过默示、禁止反言或其他方式），包括许可知识产权和交叉许可专利项下的任何其他权利或许可。为避免歧义，许可方特此声明，其代表自身及其关联方（以及其分许可方和分包商）保留以下权利：(a) 在区域外，对每一个许可产品、许可化合物以及许可知识产权进行研究、开发、制造和委托制造、使用、申请监管批准和商业化的专属权利；和(b) 利用许可知识产权，为履行本协议项下义务开展活动所必须的权利。

3.	GOVERNANCE.

治理。

3.1

Alliance Managers. Within thirty (30) days after the Effective Date, each Party shall appoint (and notify the other Party of the identity of) a senior representative having a general understanding of pharmaceutical development to act as its alliance manager under this Agreement (“Alliance Manager”). The Alliance Managers will (a) serve as the contact point between the Parties for the purpose of providing Licensor with information on the progress of Licensee’s Development of Licensed Compound and Licensed Products; and (b) subject to Section 13.3(c), be primarily responsible for facilitating the flow of information and otherwise promoting communication, coordination, and the transfer of Licensed Know-How from Licensor to Licensee as described in Article 4; (c) facilitate the prompt resolution of any disputes. Each Party may replace its Alliance Manager on written notice to the other Party.

合作项目管理人。在生效日后的三十（30）日内，每一方应任命一名对医药开发有全面了解的资深代表担任其在本协议项下的合作项目管理人（“合作项目管理人”）（并向另一方通知其具体身份）。合作项目管理人将(a) 担任双方之间的联络人，向许可方提供被许可方许可化合物和许可产品的开发进度信息；及(b) 受限于第13.3(c)款的规定，主要负责促进信息交流及以其他方式促进沟通、协调，以及许可方根据第4条的规定向被许可方进行的许可专有技术转移；(c) 促进任何争议的及时解决。每一方可经书面通知另一方更换其合作项目管理人。

3.2

Final decision. Licensee will be solely responsible for and, subject to compliance with the terms of this Agreement, will have the final decision-making authority with respect to the Development, manufacture and otherwise exploitation of the Licensed Products and Licensed Compound and Commercialization Licensed Products in the Field in the Territory, provided that Licensee shall not use such final decision making authority in a manner that would violate Applicable Laws or create material financial burden upon Licensor.

最终决定。对于许可产品和许可化合物在区域的适用范围内的开发、制造、以其他方式利用以及许可产品在区域的适用范围内的商业化，被许可方将全权负责，并在遵守本协议的条款的前提下拥有最终决策权，但条件是被许可方行使该最终决策权时，不得违反适用法律或对许可方增加重大的财务责任。

4.	DISCLOSURE OF LICENSED IP & COOPERATION

许可知识产权的披露与合作

4.1	Disclosure of Licensed IP, transfer of Licensor Materials and other documents.

许可知识产权的披露，许可方材料及其他文件的转移。

(a)

Within fifteen (15) days after each quarter during the Agreement Term, Licensor shall provide to Licensee a complete list of Licensed Patents that is not specified in Exhibit A (i.e. the Licensed Patents Controlled by Licensor after the Effective Date). For avoidance of doubt, such Licensed Patents shall also be licensed to Licensee in accordance with the terms herein.

在本协议期限内每个季度结束后十五（15）日内，许可方应向被许可方提供一份完整的许可专利清单，该清单包含所有未在附件A中列明的许可专利（即许可方在生效日后控制的许可专利）。为避免疑义，此类许可专利同样应根据本协议条款授予被许可方许可。

(b)

Within fifteen (15) days (or the timeline otherwise specified in Exhibit B) after execution of this Agreement, Licensor shall provide to Licensee a copy (in electronic format if it is available in electronic format or a hard copy upon written request if it is not available in electronic format) of the documentation listed on Exhibit B. All documentation and information within the Licensed Know-How will be provided in the language such documentation was generated and will not be translated.

在签署本协议后的十五（15）日内（或根据附件B所列明的时间），许可方应向被许可方提供附件B所列文件的一份副本（如有电子格式，应提供电子格式，如无电子格式，应按书面要求提供纸质副本）。许可专有技术中的所有文件和信息将以生成该等文件的语言提供，且不进行翻译。

(c)

If any Party reasonably identifies specific documents that constitute Licensed Know-How Controlled by Licensor that were used for or arose from the Development of any Licensed Compound or Licensed Product which is not included on Exhibit B, Licensor shall locate and provide such documents to Licensee within fifteen (15) days thereafter, and the content of such documents shall be deemed to be Licensed Know-How and licensed for Licensee’s use under this Agreement, subject to Article 2. Without prejudice to the foregoing provisions, during the Agreement Term and upon reasonable request by Licensee, Licensor shall promptly and continuously provide the Licensee with documents, data, or materials related to the Licensed Know-How and Licensed Patents that are acquired by Licensor and have not been previously disclosed to Licensee.

如果任何一方合理发现构成用于或源于任何许可化合物或许可产品开发的由许可方控制的、但未列入附件B的许可专有技术的特定文件，则许可方应在其后的十五（15）日内找到并向被许可方提供该等文件，该等文件的内容应被视为许可专有技术，并根据第2条许可被许可方在本协议项下使用。在不影响前述条款效力的前提下，在本协议期限内，经被许可方合理要求，许可方应及时持续地向被许可方提供其获得且此前未向被许可方披露的、与许可专有技术及许可专利相关的文件、数据或资料。

(d)

Within fifteen (15) days after execution of this Agreement, Licensor shall provide to Licensee the Licensor Material specifically identified on each of Exhibit C, at no cost to Licensee, in the form and quantities set forth on each of Exhibit C.

在签署本协议后的十五（15）日内，许可方应以附件 C所列明的相关格式和数量，向被许可方无偿提供附件 C所列明的许可方材料。

(e)

In addition to the Licensed Know-How and Licensor Materials, Licensor will provide reasonably necessary assistance to Licensee, which are reasonably required for the proper use and understanding of the aforementioned Licensed Know-How and Licensor Material or the Development and Manufacture of Licensed Compound and Licensed Products.

除许可专有技术及许可方材料外，为正确使用和理解上述许可专有技术及许可方材料或开发和生产许可化合物和许可产品，许可方还将为被许可方提供合理必要的协助。

4.2

Assistance and FTE Rate. At the request of Licensee, Licensor shall provide Licensee with reasonable technical assistance to help Licensee to understand and use Licensed Know-How and Licensed Compound in connection with the Development of the Licensed Products in the Field in the Territory, for avoidance of any doubts, excluding any assistance relating to knowledge innovation, derivative improvements, or the research and development of new products (whether or not based on the Licensed Know-How).  Licensee shall reimburse Licensor for the amount that has been previously agreed by both Parties, including documented, reasonable out-of-pocket costs and internal costs at the applicable FTE Rate incurred to provide such technical assistance.

协助与人力成本。根据被许可方的请求，许可方应向被许可方提供合理的技术协助，以帮助其理解和使用许可方的许可专有技术及许可化合物，用于本协议适用范围内在区域内开发许可产品，为避免疑问，此类协助不包括任何涉及知识成果创新、改进或新产品研发的协助（无论是否基于现有许可技术）。被许可方应向许可方报销双方事先同意的金额，包括其为提供该等技术协助所产生的有据可查的、合理的外部支出以及按适用FTE费率计算的内部成本。

5.	REGULATORY; DEVELOPMENT

监管；开发

Development and Regulatory. Licensor confirms that, as of the Effective Date, neither Licensor nor its Affiliates have filed any IND, Clinical Trial Applications (“CTA”) (i.e., sponsorship of the Regulatory Filings themselves) or equivalent Regulatory Filings for any Licensed Compound or Licensed Product in the Field within the Territory. Subject to the terms and conditions of this Agreement, Licensee shall have the exclusive right (but not the obligation) to prepare, submit, and control all such Regulatory Filings in the Territory. From and after the Effective Date, Licensee will be solely responsible for the Development of Licensed Compound and Licensed Products in the Field in the Territory, and all regulatory matters arising in connection therewith in the Field and in the Territory at its sole cost and expense (which Licensee will retain ownership of any NDA, MAA and other Regulatory Filings and Regulatory Approvals related to Licensed Products within the Field in the Territory).

开发和监管。 许可方确认，截至生效日，许可方及其关联方均未在区域内就适用范围内的任何许可化合物或许可产品提交任何新药研究申请、临床试验申

请（“临床试验申请”）（即作为监管申报文件的申办方）或同等的监管申报。受限于本协议的条款与条件，被许可方有排他性的权利（但无义务）准备、提交和控制区域内的所有该等监管申报。自生效日起，被许可方将独自负责区域内的适用范围内的许可化合物和许可产品的开发，以及与之相关在区域的适用范围内产生的所有监管事项，并自行承担相关费用和支出（被许可方将保留对任何新药上市申请、药品上市许可申请及其他监管申报和监管批准的所有权）。

6.	MANUFACTURING

生产

Manufacturing. From and after the Effective Date, Licensee will be solely responsible for and will, subject to the terms of this Agreement, have final decision-making authority with respect to the manufacturing of Licensed Compound and Licensed Products (including drug substance and drug product) in the Territory, at its sole cost and expense. For clarity, Licensee, and/or its affiliates and/or its sublicensee, is allowed to manufacture the Licensed Compounds and Licensed Product outside the Territory as long as the Licensed Products are only commercialized in the Territory.

生产。 自生效日起，被许可方将自行负责在区域内生产许可化合物和许可产品（包括原料药和制剂）并将在符合本协议规定的情况下拥有与之相关的最终决策权，并自行承担相关费用和支出。为明确起见，只要许可产品仅在区域内进行商业化，则允许被许可方和/或其关联方和/或分许可方在区域外生产许可化合物及许可产品。

7.	COMMERCIALIZATION

商业化活动

Commercialization. Subject to the terms and conditions of this Agreement, from and after the Effective Date, Licensee will be solely responsible and shall exercise sole discretion for all aspects of Commercialization of Licensed Products in the Field and in the Territory, including planning and implementation, distribution, marketing, booking of sales, pricing, and reimbursement.

商业化活动。 受限于本协议的条款与条件，自生效日起，被许可方将自行负责并自主决定许可产品在区域的适用范围内的商业化活动的所有方面，包括规划和实施、分销、营销、销售确认、定价和医保报销。

8.	FINANCIAL PROVISIONS

财务条款

8.1	Development Milestone Payments.

开发里程碑付款.

(a)

During the Initial Licensing Term, upon achievement of each of the Milestones corresponding to the AC02 Product (each a “Development Milestone”) by or on behalf of Licensee or its Affiliates or its sublicensees, the corresponding Milestone Payment (a “Development Milestone Payment”) will be payable to Licensor in USD:

在初始许可期限内，在以下针对AC02产品的每一对应的里程碑（均称为“开发里程碑”）由或代表被许可方或其关联方或分许可方实现之时，相应的里程碑付款（“开发里程碑付款”）将以美元支付给许可方：

No. 序号	Development Milestone 开发里程碑	Development Milestone Payment (US $ Million) 开发里程碑付款 （百万美元）
AC02 Product AC02产品
1	Execution of this Agreement 签署本协议	[***]
2	IND Acceptance for such Licensed Product, and approval (or implied approval) issued to commence clinical trial by the FDA or Health Canada 就该许可产品，获得新药临床研究申请受理，并且美国食药监局或加拿大卫生部签发启动临床试验的批文（或者默示许可）	[***]
3	3.1 For such Licensed Product, the first dosing in human in the phase I trial in the Territory 就该许可产品，在授权区域内I期试验中实现首个病人给药	[***]

3.2 For such Licensed Product, successful completion of phase I trial in the Territory, and FDA (or Health Canada) has no objection to start phase II trial in the United States (or Canada)

就该许可产品，在授权区域内成功完成I期试验，且美国食药监局（或加拿大卫生部）未拒绝在美国（或加拿大）开启II期试验

[***]
	3.3 For such Licensed Product, the first dosing in human in the phase II trial in the Territory 就该许可产品，在授权区域内II期试验中实现首个病人给药	[***]

3.4 For such Licensed Product, successful completion of phase II trial (if applicable, IIa and IIb) in the Territory, and FDA (or Health Canada) has no objection to start phase III trial in the United States (or Canada)

就该许可产品，在授权区域内成功完成II期试验（如适用，IIa期和IIb期）且美国食药监局（或加拿大卫生部）未拒绝在美国（或加拿大）开启III期试验

[***]
4	4.1 For such Licensed Product, the first dosing in human in the phase III trial in the Territory 就该许可产品，在授权区域内III期试验中实现首个病人给药	[***]
	4.2 For such Licensed Product, successful completion of phase III trial (i.e. FDA or Health Canada agrees for a Pre-NDA meeting) in the Territory 就该许可产品，在授权区域内成功完成III期试验（即美国食药监局或加拿大卫生部同意召开新药上市申请前会议）	[***]

5	For such Licensed Product, NDA filing accepted for review by FDA or Health Canada 就该许可产品，新药上市申请被美国食药监局或加拿大卫生部受理审查	[***]
6	For such Licensed Product, NDA Approval by FDA or Health Canada 就该许可产品，美国食药监局或加拿大卫生部批准新药上市申请	[***]
Maximum Development Milestone Payment 开发里程碑付款上限		[***]

(b)

Each Development Milestone Payment in the table above will be paid not more than once; for further clarity, if a Development Milestone is firstly triggered in Canada, the corresponding Development Milestone Payment shall become due and payable, and Licensee will not make any payment for the same Development Milestone again which is later triggered in the United States. Accordingly, unless otherwise agreed in this Agreement, in no event shall the Licensee or its Affiliates pay the Licensor more than [***] in the aggregate pursuant to Section 8.1(a). Licensee will provide Licensor with written notice of the achievement of each Development Milestone within ten (10) days after such Milestone is achieved by or on behalf of Licensee or its Affiliates or its sublicensees. Licensor shall following receipt of such notice issue an Invoice to Licensee in respect of the relevant Development Milestone Payment. Licensee shall pay such invoice to Licensor within thirty (30) days after the date of its receipt of such invoice, with the exception of Development Milestone No.1, which shall be within ten (10) business days after receipt of such invoice.

上表中每项开发里程碑付款的支付次数不得超过一次。为进一步澄清起见，如果一个开发里程碑首次在加拿大被触发，该开发里程碑款付款应当被支付，但被许可方无需为了同样的开发里程碑之后在美国触发而再次支付任何款项。因此，除非本协议另有约定，被许可方或其关联方根据第8.1(a)款向许可方支付的总额在任何情况下不得超过 [***]。在每一开发里程碑由或代表被许可方或其关联方或其分许可方实现后的十（10）日内，被许可方将向许可方书面通知该等里程碑的实现。在收到该等通知后，许可方应就相关开发里程碑付款向被许可方出具发票。被许可方应在收到该等发票之日起三十(30)日内向许可方支付该等发票金额（第一个开发里程碑除外，该笔款项应在收到该等发票之日起十(10)个工作日内支付）。

(c)

For each Development Milestone 2# to 6#, if any Development Milestone event is bypassed and a later Development Milestone event is achieved, the payment corresponding to any such bypassed Development Milestone event shall be due at the same time that payment is due for the achievement of such later Development Milestone event.

对于开发里程碑事件2#至6#，如某一开发里程碑事件被跳过，且后续的某一开发里程碑事件已达成，则被跳过的开发里程碑事件所对应的付款应与该后续开发里程碑事件应付款项的时间同时支付。

8.2	Sales Milestone Payments.

销售里程碑付款.

(a)

During the Licensing Term, upon achievement of the Net Sales amount of the AC02 Product in any one (1) Calendar Year period in the Territory set forth below (each a “Sales Milestone”, collectively with the Development

Milestones, the “Milestones”) by or on behalf of Licensee and its Affiliates and its sublicensees, the following corresponding Milestone Payment (a “Sales Milestone Payment”, collectively with the Development Milestone Payment, the “Milestone Payments”) will be payable to Licensor in USD:

在许可期限内，在AC02产品于任何一（1）个日历年在区域内的下述净销售额（均称为“销售里程碑”，与开发里程碑合称“里程碑”）由或代表被许可方和其关联方和其分许可方实现之时，以下相应的里程碑付款（“销售里程碑付款”，与开发里程碑付款合称“里程碑付款”）将以美元支付给许可方：

No. 序号	Sales Milestone 销售里程碑	Sales Milestone Payment (US $ Million) 销售里程碑付款 （百万美元）
AC02 Product AC02产品
1	Annual Net Sales amount throughout the Territory reaching [***] 整个区域的年度净销售额达到 [***]	[***]
2	Annual Net Sales amount throughout the Territory reaching [***] 整个区域的年度净销售额达到 [***]	[***]
3	Annual Net Sales amount throughout the Territory reaching [***] 整个区域的年度净销售额达到 [***]	[***]
4	Annual Net Sales amount throughout the Territory reaching [***] 整个区域的年度净销售额达到 [***]	[***]
5	Annual Net Sales amount throughout the Territory reaching [***] 整个区域的年度净销售额达到 [***]	[***]
Maximum Sales Milestone Payment 销售里程碑付款上限		[***]

(b)

Each Sales Milestone Payment in the table above will be paid not more than once. Accordingly, unless otherwise agreed in this Agreement, in no event shall the Licensee or its Affiliates pay the Licensor more than [***] in the aggregate pursuant to Section 8.2(a). Licensee will provide Licensor with written notice of the achievement of each Sales Milestone and the corresponding Sales & Royalty Report before March 31st of the next Calendar Year after such Milestone is achieved by or on behalf of Licensee and its Affiliates and its sublicensees. Licensor shall following receipt of such notice issue an Invoice to Licensee in respect of the relevant Sales Milestone Payment. Licensee shall pay such invoice to Licensor within thirty (30) days after the date of its receipt of such invoice. For clarity, if multiple Sales Milestone Events are achieved in the same Calendar Year, then each applicable Sales Milestone Payment associated with such Sales Milestone events would nonetheless be owed to Licensor in full after the end of such Calendar Year in accordance with this Section 8.2(b).

上表中每项销售里程碑付款的支付次数不得超过一次。因此，除非本协议另有约定，被许可方或其关联方根据第8.2(a)款向许可方支付的总

额在任何情况下不得超过 [***]。在每一销售里程碑由或代表被许可方和其关联方和其分许可方实现后的下一日历年的3月31日前，被许可方将向许可方书面通知该等里程碑的实现以及对应的销售与许可费报告。在收到该等通知后，许可方应就相关销售里程碑付款向被许可方出具发票。被许可方应在收到该等发票之日起三十（30）日内向许可方支付该等发票金额。为避免歧义，如在同一日历年度内达成多个销售里程碑事件，则与该等销售里程碑事件相关的每一项应付款项，均应在该日历年度结束后根据本第8.2(b)款全额支付给许可方。

8.3	Royalty Payments.

许可费付款.

(a)

In further consideration of the licenses and rights granted to Licensee hereunder, each Calendar Year during the Royalty Term, Licensee will make royalty payments (“Royalty Payment”) to Licensor on annual Net Sales in the Territory by Licensee and its Affiliates and its sublicensees at the rates set forth below.

作为本协议项下授予被许可方的许可和权利的进一步对价，在许可费 期限内的每一日历年，被许可方将就被许可方及其关联方和分许可方在区域内实现的年度净销售额按下述费率向许可方支付许可费（“许可费付款”）。

No. 序号	Royalty Payment based on annual Net Sales in the Territory 基于区域内年度净销售额的许可费付款	Royalty Payment 许可费付款
AC02 Product AC02产品
1	Royalty rate 许可费费率	[***]

(b)

The Royalty Payment (excluding any Milestone Payment) shall be subject to a maximum annual amount of [***] each Calendar year for AC02 Product (the “Maximum Annual Royalty Payment”) and a maximum accumulated amount of [***] for AC02 Product (the “Maximum Accumulated Royalty Payment”). Once the Maximum Accumulated Royalty Payment has been paid, the Royalty Payment obligation shall be deemed to be terminated.

AC02产品的许可费付款（不包括任何里程碑付款）[***]（“年度许可费付款上限”），AC02产品的许可费付款累计上限为 [***]（“累计许可费付款上限”）。一旦已支付的金额达到累计许可费付款上限，则被许可方许可费付款义务应终止。

(c)

Before March 31st of the next Calendar Year, Licensee shall provide a Sales & Royalty Report of the previous Calendar Year to Licensor. Licensor shall submit an Invoice to Licensee with respect to the royalty amount shown therein. Licensee shall pay such royalty amount to Licensor within thirty (30) days after the date of receipt of the Invoice.

在下一日历年的3月31日前，被许可方应向许可方提供上一日历年的销售与许可费报告。许可方应就该报告显示的许可费金额向被许可方提交发票。被许可方应在收到发票之日起三十(30)日内向许可方支付该许可费金额。

8.4	Payments.

付款.

(a)

All payments from Licensee to Licensor will be made by wire transfer in USD to the credit of such bank account as may be designated by Licensor in this Agreement or in writing to Licensee. Any payment which falls due on a date which is not a business day in the location from which the payment may be made shall occur on the next succeeding business day in such location. Licensor shall be solely responsible for obtaining all applicable permits necessary for receiving all payments required to be made under this Agreement. Licensee shall not be responsible nor required to reissue any amounts, whether whole or partial, for any payments issued by Licensee pursuant to Licensor’s written instruction(s).

被许可方向许可方支付的所有款项应以美元电汇至许可方在本协议中指定的或向被许可方书面指定的银行账户。任何款项的到期日如为付款来源地的非工作日，则应在该地的下一个工作日到期。许可方应自行负责取得收取本协议项下要求支付的所有款项所需的所有适用许可。被许可方对于根据许可方书面指令支付的所有款项（无论全额或部分）均不承担任何责任，且无义务进行任何形式的重新支付。

(b)

In case that Licensee fails to provide Licensor with such notice of any Milestones within such time period as set forth under Section 8.1(b) and Section 8.2(b), while Licensor believes that any Milestone has been achieved, it shall have the right to notify Licensee in writing of the same and issue an invoice for the Milestone Payments to Licensee, and in the case the Milestone was actually achieved, Licensee shall make the corresponding Milestone Payments to Licensor within thirty (30) days thereafter for the relevant Milestone Payments. If Licensee disputes this matter, Licensee will notify Licensor within thirty (30) days from receipt of Licensor’s notice, and both Parties shall resolve the dispute in accordance with Section 15.5.

若被许可方未能在第8.1(b)条和第8.2(b)条规定的期限内向许可方提供任一里程碑通知，但许可方认为任何里程碑已达成，许可方有权书面通知被许可方该事实并向被许可方开具里程碑付款的发票；若该里程碑确已达成，被许可方应在收到发票后三十(30)日内向许可方支付相应的里程碑付款。如被许可方对此事项存在异议，应自收到许可方通知之日起三十（30）日内告知许可方，双方应按照第15.5款规定解决争议。

(c)

All payments under this Agreement shall be made in U.S. dollars. Payments shall be made by electronic wire transfer of immediately available funds to the account of Licensor. Licensee will record all Net Sales in accordance with the Accounting Standards.

本协议项下的所有付款均应以美元支付。付款应通过电子电汇方式将可即刻使用的资金汇入许可方书面指定的账户。被许可方应按照会计准则记录所有净销售额。

(d)

During the Licensing Term, once the Maximum Accumulated Royalty Payment and the Maximum Sales Milestone Payment (as listed in Section 8.2) have been paid, the licenses granted to Licensee pursuant to this Agreement shall be considered as fully paid-up by Licensee and such license will continue in effect, but will become fully paid-up, royalty-free, transferable, perpetual and irrevocable regardless of whether the Agreement Term has expired or terminated. For avoidance of doubt, the Maximum Accumulated Royalty Payment (as listed in Section 8.3) and the Maximum

Sales Milestone Payment (as listed in Section 8.2), aggregate to a total payment from Licensee to Licensor of [***] (before deducting any withholding tax or other deductible amounts).

在许可期限内，一旦支付的金额已分别达到其累计许可费付款上限和销售里程碑付款上限（如第8.2款所列），则根据本协议授予被许可方的许可应被视为已由被许可方全额付清，且该许可将持续有效，但将成为已全额支付对价的、免许可费的、可转让的、无期限的及不可撤销的许可，而无论本协议期限是否届满或终止。为免疑义，被许可方应支付许可方的累计许可费付款上限（如第8.3条款列）及销售里程碑付款上限（如第8.2条款列）总额为 [***]（扣除任何预提税或其他可抵扣金额前的金额）。

(e)

For avoidance of doubt, if Licensee extends the Initial Licensing Term to the Extended Licensing Term, during the Extended Licensing Term, the only applicable payment obligation of Licensee is Sales Milestone Payment and Royalty Payment as long as the Maximum Sales Milestone Payment (as listed in Section 8.2) and Maximum Accumulated Royalty Payment (as listed in Section 8.3) have not been paid during the Initial Licensing Term.

为避免疑义，如果被许可方延长初始许可期限至展期许可期限的，则在展期许可期限内，如在初始许可期限内支付的金额未达到其销售里程碑付款上限（如第8.2款所列）和其累计许可费付款上限（如第8.3款所列），则被许可方唯一适用付款义务为销售里程碑付款和许可费付款。

(f)

Each Party shall each bear any and all taxes levied against such Party on account of any payment received by such Party under this Agreement.  All amounts payable by the Licensee to Licensor under this Agreement shall be deemed to be inclusive of all applicable taxes, levies, duties, or similar governmental charges, including without limitation any income tax, gross receipts tax, value-added tax, sales tax, use tax, or other tax of a similar nature that may be imposed by any governmental authority in connection with or arising out of the receipt of such payments by the Licensor. The Licensee shall have no obligation to gross up or otherwise pay any additional amount to Licensor to account for or compensate Licensor for any tax, deduction or withholding assessed or imposed on such payments, except to the extent otherwise expressly provided in this Agreement.

双方应各自承担因其根据本协议收到的任何付款而对其征收的任何及所有税款。被许可方根据本协议应向许可方支付的所有金额，均应被视为包含任何适用的税款、规费、关税或类似政府性收费，包括但不限于任何政府机关就许可方收取该等款项可能征收的所得税、营业税、增值税、销售税、使用税或其他类似的税费。除非本协议另有明确约定，对于就该等付款所征收或施加的任何税负、扣减或预提税，被许可方无义务通过补足或其他方式向许可方支付任何额外税额补偿，以弥补或补偿许可方。

(g)

If any withholding tax is required to be withheld by Licensee under the Applicable Law of any jurisdiction, including extra-territorial taxation and is paid over to the applicable tax authority, Licensee will deduct the withholding tax from the payment made to Licensor and such payment shall be treated as having been paid to Licensor for all purposes under this Agreement. Licensee will reasonably assist Licensor in lawfully claiming exemption from or minimizing such withholding tax under double taxation laws including but not limited to the submission or issuance of requisite forms.

如果根据任何司法管辖区的适用法律（包括域外征税）应由被许可方预扣任何预提税且该等预提税已缴纳给相关税务机构，被许可方将从支付给许可方的款项中扣除该等预提税，且在本协议项下，该等款项就各方面而言应被视为已支付给许可方。被许可方将合理协助许可方根据避免双重征税法律合法主张免除或尽可能减少该等预提税，包括但不限于提交或出具必要的表格。

(h)

Other than as provided in Section 8.4(g), each Party shall be responsible for its own taxes, including any tax, fee, assessment or other charge based on or measured by the capital or net income, or any other tax imposed by any jurisdiction and neither Party shall have any obligation towards the other Party for the taxes of the other Party.

除第8.4(g)款规定的以外，每一方应自行负责缴纳其税额，包括任何税项、费用、核定税额或其他基于资本或净收入或以资本或净收入计量的费用，或任何司法管辖区征收的任何其他税项，且任何一方均不对另一方的税项负有任何义务。

(i)

With respect to any amounts owed under this Agreement by a Party to the other Party for which no other invoicing and payment procedure is specified herein, the Party owing such payment obligation will provide to the other Party an invoice, together with reasonable supporting documentation, for such amounts owed and such other Party will pay any undisputed amounts within thirty (30) days after receipt of the invoice.

对于本协议项下一方应向另一方支付的、且本协议中未另行规定开票和付款程序的任何款项，负有付款义务的一方应向另一方提供发票及合理的支持性文件，另一方应在收到发票后三十（30）日内支付无争议的款项。

(j)

Licensee shall be solely responsible for obtaining all applicable permits necessary for making all payments required to be made under Sections 8.1 to 8.3 and will bear all costs associated with such payments.

被许可方应自行负责取得支付第8.1款至第8.3款项下要求支付的所有款项所需的所有适用许可，并承担与该等付款有关的所有费用。

8.5	Records.

记录。

(a)

Licensee will keep, and will require its Affiliates to keep, complete, true and accurate books and records in accordance with its Accounting Standards in relation to Milestones, Net Sales and Royalty Payments payable to Licensor hereunder with respect to Licensed Compound and Licensed Products.

被许可方将根据其会计准则就里程碑、净销售额和本协议项下就许可化合物和许可产品应向许可方支付的许可费保存并要求其关联方保存完整、真实和准确的账簿和记录。

(b)

Subject to Section 13.3(c), Licensee will, and will require its Affiliates and its sublicensees to, make their records available for inspection by Licensor’s designated third-party auditor (the “Auditor”) (subject to confidentiality obligations and shall only disclose the results to Licensor), during regular business hours at such place or places where such records are customarily kept, upon receipt of notice at least thirty (30) days in advance from Licensor. The records will be reviewed to solely verify the accuracy of the Sales & Royalty

Reports, the statement or other reports provided by Licensee and to verify the accuracy of the payments due hereunder accounted for in accordance with applicable Accounting Standards for any Calendar Year(s). Such inspection right will not be exercised more than once in any Calendar Year and not more frequently than once with respect to records covering any specific period of time. Licensor is entitled to inspect Licensee’s records dating back at least for two (2) years (or such longer period as required by Applicable Law) from the date of Licensor’s request for inspection. In the event Licensor requests to inspect records beyond the aforementioned period, Licensor may only do so upon mutual agreement between the Parties. Licensor shall be responsible for the auditor’s costs, unless the auditor certifies that an underpayment by Licensee that resulted from a discrepancy in a report that Licensee provided to Licensor during the applicable audit period, which underpayment was more than five percent (5%) of the amount set forth in such report, in which case Licensee shall bear the full cost of such audit. If such accounting firm correctly identifies a discrepancy made during such period, any unpaid amounts or overpaid amounts that are discovered shall be paid/refunded promptly but in any event within thirty (30) days of the date of delivery of such accounting firm’s written report so correctly concluding, or as otherwise agreed upon by the Parties. Licensor and any auditor engaged by it will hold in confidence all Confidential Information received and all Confidential Information learned in the course of inspection, except to the extent necessary to enforce its rights under this Agreement or if disclosure is required by Applicable Law.

根据本协议第13.3(c)款，被许可方将且将要求其关联方和分许可方在收到许可方至少提前三十（30）日发出的通知后，在通常保存该等记录的一个或多个地点的正常工作时间内提供该等记录，以供许可方指定的第三方审计师（“审计方”）（受限于保密义务，且应仅向许可方披露结果）检查。检查该等记录的目的仅为核实销售与许可费报告、被许可方提供的报表或其他报告，以及核实本协议项下所应支付款项在任何一个或多个日历年度内依据适用会计准则进行核算的准确性。该等检查权的行使次数在任何日历年内不得超过一次，且对涉及任何特定期间的记录的行使次数不得超过一次。许可方有权检查被许可方自检查要求提出之日向前追溯至少两(2)年（或适用法律要求的更长期限）内的记录。若许可方要求检查超过前述期限的记录，则须经双方协商一致方可进行。许可方应承担审计费用，除非审计师确认，在相关审计期间内，由于被许可方向许可方提供的报告存在差异，导致被许可方少付的金额超过该报告所列金额的百分之五(5%)。在此情形下，被许可方应承担该次审计的全部费用。许可方及其聘请的审计师将对收到的所有保密信息和在检查过程中获悉的所有保密信息保密，但为强制执行其在本协议项下的权利或适用法律要求进行披露的除外。

8.6

No Projections. Licensor and Licensee acknowledge that nothing in this Agreement will be construed as representing an estimate or projection of anticipated sales of any Licensed Product, and that the Milestones and Net Sales levels set forth above or elsewhere in this Agreement or that have otherwise been discussed by the Parties are merely intended to define the Milestone Payments and Royalty Payments obligations to Licensor if the applicable Milestones or Net Sales levels are achieved.  LICENSEE MAKES NO REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, THAT IT WILL BE ABLE TO SUCCESSFULLY COMMERCIALIZE ANY LICENSED PRODUCT OR, IF COMMERCIALIZED, THAT ANY PARTICULAR NET SALES LEVEL OF SUCH LICENSED PRODUCT WILL BE ACHIEVED.

无预测.。许可方和被许可方确认，本协议的任何内容不应被解释为代表对任何许可产品预期销售额的估计或预测，且本协议上文或其他条款规定的或双方另行协商的里程碑和净销售额水平仅旨在确定在相关里程碑或净销售额水平实现之时对许可方的里程碑付款和许可费义务。被许可方未作出任何明示或默示的陈述或保证，表明其将能够成功实现任何许可产品的商业化，或者在实现商业化的情况下，该许可产品将实现任何特定的净销售额水平。

8.7	Royalty for Amphastar.

Amphastar许可费.

(a)

Each Calendar Year during the Amphastar Royalty Term, for the license of Cross-license Patents, Licensor will pay [***] royalty to Amphastar from the Net Sales (calculated in the same principle as the “Net Sale” of the AC02 Product) of the commercial sales of products that are based on such Cross-license Patents (the “Royalty for Amphastar”).

在Amphastar许可费期限内的每一个日历年，对于交叉许可专利的许可，许可方将向Amphastar支付基于该等交叉许可专利的产品的商业销售净销售额（根据AC02产品“净销售额”的相同原则计算）[***] 的许可费（“Amphastar许可费”）。

“Amphastar Royalty Term” means, on a region-by-region basis, the period commencing on the First Commercial Sale of a product upon the latest of (i) [***], (ii) [***], and (iii) [***].

“Amphastar许可费期限”是指，在逐个地区的基础上，自产品首次商业销售开始至以下时间孰晚的期间：(i) [***]，(ii) [***]，及(iii) [***]。

(b)

The Royalty for Amphastar shall be subject to a maximum annual amount of [***] each Calendar year and a maximum accumulated amount of [***] (the “Maximum Accumulated Royalty Payment for Amphastar”). Once the Maximum Accumulated Royalty Payment for Amphastar has been paid, the payment obligation of Royalty for Amphastar shall be deemed to be terminated.

Amphastar许可费年度上限均为每个日历年 [***]，累计上限为 [***]（“Amphastar累计许可费付款上限”）。一旦已支付的金额达到Amphastar累计许可费付款上限，则许可方支付Amphastar许可费的付款义务应终止。

(c)

During the Amphastar Royalty Term, before March 31st of every Calendar Year, Licensor shall provide a sales & royalty report (prepared in the same principle as the “Sales & Royalty Report” of the AC02 Product) of the previous Calendar Year to Amphastar. Amphastar shall submit an Invoice to Licensor with respect to the royalty amount shown therein. Licensor shall pay such royalty amount to Amphastar within thirty (30) calendar days after the date of receipt of the Invoice by wire transfer in RMB to the credit of such bank account as may be designated by Amphastar.

在Amphastar许可费期限内，在每一日历年的3月31日前，许可方应向Amphastar提供上一日历年的销售与许可费报告（根据AC02产品“销售与许可费报告”的相同原则编制）。Amphastar应就其中所示许可费金额向许可方提交发票。许可方应在收到发票之日起三十（30）日内向Amphastar支付该许可费金额，具体支付方式为以人民币电汇至Amphastar指定的银行账户。

(d)

Licensor shall be solely responsible for obtaining all applicable permits necessary for making all payments required to be made under this Section 8.7 and will bear all costs associated with such payments.

许可方应自行负责取得支付本第8.7款项下要求支付的所有款项所需的所有适用许可，并承担与该等付款有关的所有费用。

(e)	Section 8.4 and 8.5 shall apply to Licensor mutatis mutandis with respect to the payment of Royalty for Amphastar.

就支付Amphastar的许可费而言，第8.4及8.5款在细节上作必要修改后应适用于许可方。

9.	Intellectual Property.

知识产权。

9.1

Ownership of Background Intellectual Property.  As between the Parties, (a) Licensor shall solely own and retain all right, title and interest in and to any and all Licensed IPs, including any improvements made by Licensor thereto; and (b) each Party shall solely own and retain all right, title and interest in and to any and all Know-How, inventions, Patent Rights and other intellectual property rights that are owned or otherwise Controlled by such Party or its Affiliates or its or their sublicensees (as applicable) outside of this Agreement.

背景知识产权的所有权。就双方之间而言，(a) 许可方应单独拥有并保留对任何及所有许可知识产权及基于该等许可知识产权由许可方作出的改进的全部权利、所有权和权益；且 (b) 每一方应单独拥有并保留其自身或其关联方、或其分许可方（如适用）在本协议之外所拥有或以其他方式控制的所有专有技术、发明、专利及其他知识产权的全部权利、所有权和权益。

9.2

Arising Product IP. All intellectual properties (including but not limited to inventions, whether or not patentable or reduced to practice, trademarks, copyrights and Know-How) arising from Licensee’s activities under this Agreement, including activities conducted by or on behalf of Licensee or its Affiliates, including any Patent Rights claiming such inventions that arise from such activities after the Effective Date (collectively, the “Arising Product IP”), will be owned by Licensee.

衍生产品知识产权。被许可方在本协议项下的活动（包括由或代表被许可方或其关联方开展的活动）所产生的所有知识产权（包括但不限于发明（无论是否可获得专利或已完成实施）、商标、著作权和专有技术），包括在生效日后该等活动产生的主张该等发明的任何专利权（合称“衍生产品知识产权”），将归被许可方所有。

9.3

Ownership of Results and Data. All data and results arising from Licensee’s activities under this Agreement, including activities conducted by or on behalf of Licensee or its Affiliates, including Development, clinical and regulatory data and information generated for regulatory purposes relating to Licensed Compound or Licensed Product will be solely owned by Licensee.

成果和数据的所有权。 被许可方在本协议项下的活动（包括由或代表被许可方或其关联方开展的活动）所产生的所有数据和成果，包括为与许可化合物或许可产品相关的监管目的而产生的开发、临床及监管数据和信息，将归被许可方单独所有。

9.4	Patent Prosecution and Maintenance After the Effective Date.

生效日后的专利申请和维护。

(a)

Licensor will control prosecution and maintenance of the Licensed Patents outside the Territory at Licensor’s sole cost and expense and in the Territory at Licensee’s sole cost and expense. Licensor will use Commercially Reasonable Efforts to keep Licensee informed of matters relating to the prosecution and maintenance of the Licensed Patents in the Territory, and will provide Licensee with copies of documents relevant to such prosecution and maintenance in sufficient time. With respect to communications issued by competent patent offices within the Territory concerning the Licensed Patents, Licensor will use Commercially Reasonable Efforts to notify Licensee of said communications but no later than forty-five (45) days after their issuance. With respect to documents to be filed at competent patent offices within the Territory concerning Licensed Patents, Licensor will use Commercially Reasonable Efforts to notify Licensee but no later than thirty (30) days prior to the filing of such documents to allow for review and comment by Licensee, and Licensor will reasonably consider Licensee’s comments in good faith. Licensor will notify Licensee of any decision not to continue to pay the expenses of prosecution and maintenance of any Licensed Patent within the Territory, which notice must be delivered at least ninety (90) days prior to any payment due date or the relevant action’s due date. Licensee will provide Licensor, at Licensee’s expense, with all reasonable assistance and cooperation in relation to Licensor’s prosecution and maintenance of Licensed Patents in the Territory, including providing any necessary powers of attorney and any other documents or instruments required therefor. Licensor shall have no obligation to continue to prosecute any Licensed Patents in the Territory. If Licensor elects not to prosecute any Licensed Patent in the Territory, Licensor shall notify Licensee of any decision to cease prosecution of any Licensed Patents in the Territory. Licensee shall have the right to continue the prosecution and maintenance of such Licensed Patent in such Region at its own cost. If Licensee undertakes such prosecution and maintenance, (i) Licensor will provide Licensee, with all reasonable assistance and cooperation in relation thereto, including providing any necessary powers of attorney and any other documents or instruments required therefor, and (ii) the expenses of such prosecution and maintenance necessary to preserve the validity of the Licensed Patents in relevant Region shall be borne by Licensee. Such assistance and cooperation by Licensor shall not be unreasonably withheld, delayed or conditioned upon.

许可方应负责在全球范围（除区域外）对许可专利的申请和维护，并承担全部费用；在区域内，则由被许可方承担全部费用。许可方将尽商业上合理的努力告知被许可方许可专利在区域内的申请和维护的相关事项，并提前充足时间向被许可方提供该等申请和维护相关文件的副本。对于区域内主管专利局发布的有关许可专利的信息，许可方将尽商业上合理的努力但不迟于发布后的四十五（45）天通知被许可方。对于向区域内主管专利局提交的有关许可专利的文件，许可方将尽商业上合理的努力但不迟于提交前三十（30）天通知被许可方，以便被许可方审阅并提出意见，且许可方将基于善意合理考虑被许可方的意见。许可方将通知被许可方关于不再继续支付任何区域内许可专利的申请和维护费用的任何决定，该通知必须在任何付款到期日或相关行动到期日前至少九十（90）天送达被许可方。被许可方在区域内将向许可方提供与许可方申请和维护许可专利有关的所有合理协助和配合，

包括提供任何必要的委托书及任何其他所需的文件或文书，相关费用由被许可方承担。许可方没有义务继续申请或推进任何区域内的许可专利的审查程序。如果许可方选择不再推进区域内任何许可专利的申请，许可方应通知被许可方其决定在区域内停止推进该许可专利的申请程序。被许可方有权自行决定在该地区继续申请和维护该许可专利。如果被许可方进行该等申请和维护，(a)许可方将向被许可方提供与之相关的所有合理协助和配合，包括提供任何必要的委托书及任何其他所需的文件或文书，(b)该等为维持相关地区许可专利的有效性所必需的申请和维护的费用应由被许可方承担，许可方不得无理拒绝、拖延或附加条件地提供此类协助与配合。

(b)	Licensee shall be solely responsible for the prosecution, maintenance, defense, and enforcement against infringement of Arising Product IP in the Territory.

被许可方应自行负责衍生产品知识产权在区域内的申请、维护、抗辩和侵权执行。

9.5	Third Party Infringement.

第三方侵权。

(a)

Each Party will promptly notify the other of any infringement by a Third Party of any of the Licensed Patents or misappropriation of any Licensed Know-How in the Territory of which it becomes aware, including any filing of an Abbreviated New Drug Application (“ANDA”) in the United States or such similar filing under Applicable Law in jurisdictions in the Territory other than the United States. Each Party shall provide the other Party with all available evidence supporting such infringement, suspected infringement, unauthorized use or misappropriation or suspected unauthorized use or misappropriation (collectively, “Third Party Infringement”).

一方将立即通知另一方其获悉的第三方在区域内侵犯任何许可专利或盗用任何许可专有技术的任何行为，包括在美国境内提交简化新药上市申请（“简化新药上市申请”）或根据适用法律在美国以外的区域内的司法辖区提交该等类似申请。一方应向另一方提供所有可获得的支持该等侵权、涉嫌侵权、未经授权的使用或盗用或涉嫌未经授权的使用或盗用（合称“第三方侵权”）的证据。

(b)

As between the Parties, Licensee shall have the right to bring and control any legal action in connection with the Third Party Infringement in the Territory relating to any Licensed Patent at its own expense as it reasonably determines appropriate, and Licensor will have the right (but not the obligation), at its own expense, to be represented in any such action by counsel of its own choice. If Licensee does not bring such legal action within sixty (60) days after its aware of such Third Party Infringement, Licensor shall have the right to bring and control any legal action in connection with such Third Party Infringement in the Territory at its own expense as it reasonably determines appropriate.

在双方之间，被许可方有权在其合理认为适当的情况下就与任何许可专利相关的区域内的第三方侵权自费提起并控制任何法律诉讼，许可方有权（但无义务）自费由自己选择的律师代理任何该等诉讼。如果被许可方未在知悉该等第三方侵权后的六十(60)日内提起此类法律诉讼，则许可方应有权在其合理认为适当的情况下，自费提起并控制与该第三方侵权有关的区域内的任何法律诉讼。

(c)

At the request of the Party controlling the Third Party Infringement claim, the other Party will provide assistance in connection therewith, including by executing reasonably appropriate documents, access to such Party’s employees, cooperating reasonably in discovery and joining as a party to the action if required.

经控制第三方侵权权利主张的一方要求，另一方将提供相关协助，包括签署合理适当的文件，接触该方的员工，合理配合调查取证，以及在必要时作为一方加入诉讼。

(d)

In connection with any such proceeding, neither Party will enter into any settlement admitting the invalidity of, or otherwise impairing any Party’s rights in, the Licensed IP without the prior written consent of the other Party, which will not be unreasonably withheld or delayed.

就任何该等程序而言，未经另一方事先书面同意（该等同意不得无理拒给或延迟），一方不得达成承认许可知识产权无效或以其他方式损害任何一方拥有的许可知识产权权利的任何和解。

(e)

Any recoveries resulting from such an action relating to a Third Party Infringement  shall be first applied against payment of each Party’s costs and expenses in connection therewith, and any recoveries in excess of such costs and expenses shall be retain by the enforcing Party.

因该等第三方侵权诉讼而获得的任何赔偿，应首先用于支付双方在该等诉讼中产生的各自费用和支出，超过该等费用和支出的部分由执行方留存全部赔偿款项。

9.6

Third Party Patent Invalidity Claim. If a Third Party at any time asserts a claim that any Licensed Patent is invalid or otherwise unenforceable in the Territory (an “Invalidity Claim”), whether as a defense in an infringement action brought by a Party pursuant to Section 9.5, in a declaratory judgment action or any patent office proceeding anywhere in the world (e.g., inter-partes review), the provisions of Section 9.5 will apply to such Invalidity Claim, mutatis mutandis as they apply to Third Party Infringement suits.

第三方专利无效权利主张。 如果第三方在任何时间提出一项任何许可专利在区域内无效或以其他方式不可强制执行的权利主张（“无效权利主张”），无论是作为一方根据第9.5款提起的侵权诉讼中的抗辩，还是作为宣告式判决诉讼或世界上任何地方的任何专利局程序（例如多方复审）中的抗辩，第9.5款的规定在细节上作适当修正后将适用于该无效权利主张，如同适用于第三方侵权诉讼。

9.7

Defense of Infringement Claims of Licensed IP. Subject to Section 14.1, if any Third Party asserts a claim, demand, action, suit or proceeding against a Party (or any of its Affiliates), alleging that any Licensed Product manufactured or sold, or the use or practice of the Licensed IP, by or on behalf of Licensee or any of its Affiliates infringes, misappropriates or violates the intellectual property rights of any Person in the Territory (any such claim, demand, action, suit or proceeding being referred to as an “Infringement Claim”), the Party first having notice of the Infringement Claim shall promptly notify the other Party thereof in writing specifying the facts, to the extent known, in reasonable detail and the following shall apply:

许可知识产权侵权权利主张的抗辩。受限于第14.1款，如果任何第三方针对一方（或其任何关联方）提出权利主张、要求、诉求、诉讼或程序，声称由或代表被许可方或其任何关联方生产或销售的任何许可产品或者使用或实施许可知识产权侵犯、盗用或违反任何主体在区域内的知识产权（任何该等权

利主张、要求、诉求、诉讼或程序称为“侵权权利主张”），首先收到侵权权利主张通知的一方应立即书面通知另一方，在已知的范围内以合理的细节说明事实，并且以下条款应适用：

(a)

In the case of any such Infringement Claim being asserted against either Party individually or against both Licensor and Licensee, in each case, with respect to the Licensed Product, Licensee shall assume control of the defense of such Infringement Claim. Both Parties shall share equally the defense costs. Licensor, upon request of Licensee and if required by Applicable Law, will join in any such litigation, and in any event will reasonably cooperate with Licensee. Licensor will have the right to consult with Licensee concerning such Infringement Claim and to participate in and be represented by independent counsel in any litigation in which Licensee is a party, at its own expense.  If Licensee elects not to defend or control the defense of or otherwise fails to initiate and maintain the defense of any such Infringement Claim within such time periods so that either Party is not prejudiced by any delays, Licensor may conduct and control the defense of such Infringement Claim, at its own cost and expense.

如果任何该等侵权权利主张单独针对任何一方或共同针对许可方和被许可方，在每种情况下，就许可产品而言，被许可方应控制对该等侵权权利主张的抗辩。双方应平均分担抗辩费用。经被许可方要求，如果适用法律规定，许可方将参加任何该等诉讼，在任何情况下许可方将与被许可方合理地合作。许可方有权就该等侵权权利主张与被许可方进行协商，自费参加被许可方作为一方的任何诉讼，并由独立律师代理该等诉讼。如果被许可方选择不进行抗辩或控制抗辩，或未能在上述期限内启动和维持任何此类侵权索赔的抗辩，以使许可方不因任何延迟而受到损害，许可方可进行和控制此类侵权索赔的抗辩，费用和开支由许可方自行承担。

(b)

Licensee shall not have the right to settle any Infringement Claim without the written consent of Licensor (provided, however, that Licensee may settle such suit without such consent if such settlement involves only the payment of money and Licensee makes all such payments, and such settlement would not adversely impact or diminish the rights and benefits of Licensor under this Agreement, and would not impose any new obligations or adversely impact any obligations of Licensor under this Agreement).

未经许可方书面同意，被许可方无权就任何侵权权利主张达成和解（但前提是，如果和解仅涉及款项支付，且被许可方支付所有该等款项，且该解决不会对许可方在本协议项下的权利和利益造成不利影响或减少，也不会对许可方在本协议项下的任何义务造成任何新的义务或不利影响，则被许可方无需该等同意即可就该诉讼达成和解）。

(c)

During the period in which such Infringement Claim is pending and following the resolution thereof, both Parties shall bear equally, all costs incurred in connection therewith (including litigation costs, attorneys’ fees, costs of settlement) including damage awards, and any other payment resulting therefrom, provided that to the extent such Infringement Claim is attributable to the Licensed IP, then Licensor shall compensate Licensee for any losses incurred by Licensee and its Affiliates.

在该等侵权权利主张未决期间以及在该等侵权权利主张得到解决后，双方应平均分担与该等侵权权利主张相关发生的所有费用（包括诉讼费用、律师费、和解费用），包括损害赔偿，以及由此产生的任何其他款项，

但前提是，如果该等侵权权利主张可归于许可知识产权，则许可方应就被许可方及其关联方遭受的任何损失补偿被许可方。

(d)

Any recoveries awarded to Licensee in connection with any Infringement Claim defended under this Section 9.7 shall be applied first to reimburse the Parties for their reasonable costs and expenses and then be retained by such Party controlling the defense.

根据第9.7条的规定，被许可方在侵权权利主张中获得的任何赔偿金应首先用于补偿双方的合理成本和费用，然后由控制抗辩的一方保留。

(e)	Licensor shall have the exclusive right to control the defense of such Infringement Claim outside the Territory, at its own expense and as it reasonably determines appropriate.

许可方有权自费并在其合理认为适当的情况下，控制任何区域外的侵权权利主张的抗辩。

9.8

Trademarks. Licensee will have the right to brand the Licensed Products using Licensee related trademarks and any other trademarks and trade names it Controls and determines appropriate for Licensed Products in the Territory, which may vary by country or within a country (“Product Marks”). Licensee will own all rights in the Product Marks within the Territory and register and maintain the Product Marks in the countries and regions it determines reasonably necessary within the Territory.

商标。 被许可方有权使用被许可方的相关商标以及被许可方控制并确定在区域内适合许可产品的任何其他商标和商号（“产品标志”）来建立许可产品的品牌，产品标志可能因国家而异或在一国内也有所不同。被许可方将在区域内拥有产品标志的所有权利，并将在被许可方确定合理必要的区域内国家和地区注册和维持产品标志。

9.9

Inventor Remuneration Obligations. As between the Parties, Licensor shall be solely responsible for the payment of any rewards and remuneration for inventions as required by Applicable Law, to named inventors of the Licensed Patents.

发明人报酬义务。 在双方之间，许可方应自行负责向许可专利的具名发明人支付适用法律规定的任何发明奖励和报酬。

10.	CONFIDENTIALITY

保密

10.1

Duty of Confidence. Subject to the other provisions of this Article 10 and during the Term and for a period of seven (7) years thereafter, all Confidential Information disclosed by a Party or its Affiliates under this Agreement will be maintained in confidence and otherwise safeguarded by the recipient Party. The recipient Party may only use the Confidential Information for the purposes of this Agreement and pursuant to the rights granted to the recipient Party under this Agreement. Subject to the other provisions of this Article 10, each Party will hold as confidential such Confidential Information of the other Party or its Affiliates in the same manner and with the same protection as such recipient Party maintains its own confidential information. Subject to the other provisions of this Article 10, a recipient Party may only disclose Confidential Information of the other Party to employees, agents, contractors, consultants and advisers of the Party and its Affiliates and to Third Parties to the extent reasonably necessary for the purposes of, and for those matters undertaken pursuant to, this Agreement; provided that such Persons are bound to maintain the confidentiality of the Confidential Information in a manner consistent with the confidentiality provisions of this Agreement.

保密义务. 受限于本第10条的其他规定，在本协议期限内至协议期限届至后七(7)年，接收方将对一方或其关联方在本协议项下披露的所有保密信息进行保密并以其他方式加以保护。接收方仅可根据本协议项下授予接收方的权利为本协议之目的使用保密信息。受限于本第10条的其他规定，每一方将采用与该接收方保护自己的保密信息相同的方式和措施，对另一方或其关联方的保密信息保密。受限于本第10条的其他规定，接收方仅可为本协议之目的以及为根据本协议承办的事项合理必要的范围内，将另一方的保密信息披露给该方及其关联方的员工、代理人、承包商、顾问和咨询人员以及第三方；但前提是，该等主体有义务以符合本协议的保密规定的方式对保密信息进行保密。

10.2	Exceptions. The obligations under this Article 10 will not apply to any information to the extent the recipient Party can demonstrate by competent evidence that such information:

例外情形. 本第10条项下的义务不适用于接收方能够以有效证据证明的任何信息，该等信息：

(a)	is (at the time of disclosure) or becomes (after the time of disclosure) known to the public or part of the public domain through no breach of this Agreement by the recipient Party or its Affiliates;

非因接收方或其关联方违反本协议而在披露时为公众所知或在披露后成为公共领域的一部分；

(b)	was known to, or was otherwise in the possession of, the recipient Party or its Affiliates prior to the time of disclosure by the disclosing Party or any of its Affiliates;

在披露方或其任何关联方披露前为接收方或其关联方所知或以其他方式掌握；

(c)

is disclosed to the recipient Party or its Affiliate on a non-confidential basis by a Third Party who is entitled to disclose it without breaching any confidentiality obligation to the disclosing Party or any of its Affiliates; or

由有权披露该等信息的第三方在非保密基础上向接收方或其关联方披露，且该第三方未违反向披露方或其任何关联方承担的任何保密义务；或

(d)

is independently developed by or on behalf of the recipient Party or its Affiliates, as evidenced by its written records, without use, reliance or reference to the Confidential Information disclosed by the disclosing Party or its Affiliates under this Agreement.

由或代表接收方或其关联方独立开发（以书面记录为证），且接收方或其关联方未使用、依赖或参考由披露方或其关联方在本协议项下披露的保密信息。

Specific aspects or details of Confidential Information will not be deemed to be within the public domain or in the possession of the recipient Party merely because the Confidential Information is embraced by more general information in the public domain or in the possession of the recipient Party. Further, any combination of Confidential Information will not be considered in the public domain or in the possession of the recipient Party merely because individual elements of such Confidential Information are in the public domain or in the possession of the recipient

Party unless the combination and its principles are in the public domain or in the possession of the recipient Party.

保密信息的具体方面或细节不会仅仅因为保密信息包含在处于公共领域或被接收方掌握的更广泛信息中而被视为处于公共领域或被接收方掌握。此外，保密信息的任何组合不会仅仅因为该等保密信息的个别要素处于公共领域或被接收方掌握而被视为处于公共领域或被接收方掌握，除非该组合及其原理已处于公共领域或被接收方掌握。

10.3	Authorized Disclosures.

授权披露。

(a)

Except as otherwise required by Applicable Law and/or Regulatory Authorities, neither Party shall issue any press release, trade announcement or make any other public announcement or statement with regard to the transactions contemplated by this Agreement without the other Party’s prior written consent, which shall not be unreasonably withheld or delayed.  If either Party is required to disclose this Agreement or other Confidential Information related to this Agreement as required by Applicable Law and/or Regulatory Authorities, the Party obligated to make the disclosure shall provide the other Party a copy of the proposed disclosure. The other Party shall provide comments and proposed redactions within two (2) business days of receiving the proposed disclosure. The Party obligated to make the disclosure shall consider all comments in good faith; make reasonable efforts to minimize such disclosure; and make reasonable efforts to obtain confidential treatment for any Confidential Information it is required to disclose.  No press release can be made before the payment of the Development Milestone No.1 under Section 8.1(a) of this Agreement.

除适用法律和/或监管机构另有要求外，未经另一方事先书面同意（该等同意不得无理拒给或延迟），任何一方不得就本协议拟议的交易发布任何新闻稿、交易公告或作出任何其他公告或声明。如果根据适用法律或监管机构的要求，任何一方必须披露本协议或与本协议相关的其他保密信息，则有义务披露的一方应向另一方提供一份拟议披露的副本。另一方应在收到拟披露内容后二（2）个工作日内提出意见和编辑建议。有义务披露信息的一方应善意考虑所有意见，做出合理努力尽量减少此类披露，并做出合理努力为其必须披露的任何保密信息获得保密处理。在本协议第8.1(a)款规定的第一个开发里程碑被支付之前，不得发布任何新闻稿。

(b)

In addition to disclosures permitted pursuant to Sections 10.1 and 10.2, either Party may disclose Confidential Information without notice to or consent from the other Party, belonging to the other Party or its Affiliates, to the extent such disclosure is necessary in the following instances: (i) filing or prosecuting Patent Rights Covering Licensed Products to a patent authority as may be reasonably necessary or useful for purposes of obtaining or enforcing a Patent as permitted by this Agreement, provided that reasonable measures shall be taken to assure confidential treatment of such information; (ii) in connection with Regulatory Filings with Regulatory Authority for Licensed Products; (iii) prosecuting or defending litigation as permitted by this Agreement (in which case, notice and/or consent shall be required as otherwise contemplated in this Agreement); (iv) complying with applicable court orders, governmental regulations, or the inquiries of Regulatory Authorities; (v) in connection with an offering of securities or securities law disclosure requirements if counsel determines that such disclosure is required; (vi) to the extent otherwise necessary or appropriate in connection with exercising the license and other rights granted to it hereunder; (vii) to bona fide potential investors, licensees, licensors, collaborators, lenders and acquirors/acquirees, and to such Party’s consultants and advisors, in connection with a proposed equity or debt financing of such Party, an actual or proposed license, collaboration or similar arrangement, or a proposed acquisition or business combination, so long as such recipients are bound in writing to maintain the confidentiality of such information in accordance with the terms of this Agreement; or (viii) to distributors, so long as such recipients are bound in writing to maintain the confidentiality of such information in accordance with the terms of this Agreement.

除根据第10.1款和第10.2款允许进行的披露之外，一方可以在下列情况下未经通知另一方或另一方书面同意在必要的范围内披露属于另一方或其关联方的保密信息：(i)在本协议允许的情况下，有权为获得或执行专利之目的，向专利主管机关提交或提起涵盖许可产品的专利权申请（如合理必要或有益），但前提是应采取合理措施确保此类信息的保密处理；(ii)就许可产品的监管申报向监管机构进行披露；(iii)在本协议允许的情况下提起诉讼或进行抗辩（在此情况下，应按照本协议其他相关规定发出通知和/或取得同意）；(iv)遵守适用的法院命令、政府法规或监管机构的质询；(v)如果法律顾问决定需要披露，就证券发行或证券法披露要求进行披露；(vi)在另行需要或适当的范围内，就行使本协议项下授予该方的许可和其他权利进行披露；(vii)就任一方的拟议股权或债务融资、实际或拟议的许可、合作或类似安排或拟议的收购或业务合并，向善意的潜在投资者、被许可方、许可方、合作者、贷款人及收购方/被收购方以及向该方的顾问和咨询人员进行披露，但前提是，该等接收方以书面形式受到约束，根据本协议的条款对该等信息保密；或(viii)向经销商进行披露，但前提是，该等接收方以书面形式受到约束，根据本协议的条款对该等信息保密。

(c)

If the recipient Party is required to disclose Confidential Information of the disclosing Party by law or in connection with a bona fide legal process, such disclosure will not be a breach of this Agreement; provided that the recipient Party (i) informs the disclosing Party as soon as reasonably practicable of the required disclosure; (ii) limits the disclosure to the required purpose; and (iii) at the disclosing Party’s request and expense, assists in an attempt to object to or limit the required disclosure or to otherwise receive “confidential” or “trade secret” treatment with respect to relevant portions of such disclosure. The disclosing Party shall not be required to complete the requirements outlined in this paragraph if the disclosing Party’s use of the Confidential Information is pursuant to the disclosing Party’s performance obligation(s) contemplated herein.

如果根据法律或就善意的法律程序而言，接收方被要求对披露方的保密信息进行披露，该等披露不违反本协议；但前提是，接收方(i)在合理可行的情况下尽快通知披露方要求进行的披露；(ii)将披露限制于要求之目的；及(iii)在披露方提出要求和承担费用时，协助尝试反对或限制要求进行的披露或就该等披露的相关部分以其他方式获得“保密”或“商业秘密”处理。披露方依据本协议履行其合同义务而使用机密信息的，无需履行本款规定的相关要求。

10.4

Scientific Publications. Licensor shall not publish or give other forms of public disclosure, such as by public oral presentation, manuscript or abstract, of the plan, progress or results of Development activities, including clinical trials, with respect to the Licensed Product without Amphastar’s prior written approval. Licensee shall not publish or give other forms of public disclosure, such as by public oral presentation, manuscript or abstract, of any Licensor’s Confidential Information without Licensor’s prior written approval. Any such proposed publication or disclosure shall be subject to the prior review and written consent of the other party, and the parties shall cooperate in good faith to resolve any concerns regarding authorship, confidentiality prior to publication.

学术发表。 未经Amphastar事先书面批准，许可方不得公布或以其他形式公开披露许可产品的开发活动（包括临床试验）计划、进展或成果，如公开口头介绍、原稿或摘要。未经许可方事先书面批准，Amphastar不得公布或以其他形式公开披露许可方的保密信息，如公开口头介绍、原稿或摘要。任何拟进行的该等发表或公开披露均须事先提交另一方审查并获得其书面同意，且双方应本着诚信原则协商解决与作者署名、保密相关的任何问题，之后方可发表。

10.5

Ongoing Obligation of Confidentiality. Upon early termination of this Agreement for any reason, each Party and its Affiliates will immediately return to the other Party or destroy any Confidential Information disclosed by the other Party, except for one copy which may be retained in its confidential files for archive purposes.

持续性保密义务。 在本协议由于任何原因提前终止时，每一方及其关联方将向另一方立即归还或销毁由另一方披露的任何保密信息，但为存档之目的在保密文档中可能保留的副本除外。

11.	TERM AND TERMINATION

期限和终止

11.1	Agreement Term.

本协议期限.

(a)

The term of this Agreement will commence on the Effective Date and unless earlier terminated pursuant to this Article 11, shall expire on the last expiration date of the Licensing Term for the Licensed Product in the Territory.  The period commencing on the Effective Date and ending on the expiration date or early termination date of this Agreement in its entirety shall be referred to herein as the “Agreement Term”.

Upon expiration (but not early termination) of the Royalty Term in a particular Region, the licenses granted under Section 2.1 (License) shall convert to an exclusive, perpetual, irrevocable, sublicensable (through multiple tiers) and fully-paid up  license to Licensee.

本协议的期限将在生效日开始，除非根据本第11条提前终止，本协议的期限应在区域内许可产品的许可期限届满时到期。自生效日起至本协议全部届满之日或提前终止之日止的期限在本协议中称为“本协议期限”。

在特定地区内的许可费期限到期（而非提前终止）的情况下，第2.1条项下授予的许可应转换为一个对被许可方而言排他的、永久的、不可撤销的、可分许可（通过多层分许可）和许可费充分付讫的许可。

(b)

Subject to the requirement as set forth in Section 12.1(b), if this Agreement is expired or terminated by either Party pursuant to this Article 11, and a clinical trial of a Licensed Compound or Licensed Product is ongoing as of the effective date of termination, the Parties shall discuss in good faith the appropriate steps to take regarding the closure or handover of such clinical trial, and in no event will the Party sponsoring the clinical trial be required to breach any Applicable Law or ethical requirement concerning treatment of study subjects.

受限于本协议第12.1款(b)项的要求，如果本协议到期或任何一方根据本第11条的约定终止本协议，且截至终止的生效日许可化合物或许可产品的临床试验仍在进行，双方应善意协商就该临床试验的结束或移交采取的适当措施，且在任何情况下均不得要求发起临床试验的一方违反任何适用法律或关于研究对象治疗的伦理要求。

11.2

Termination by Licensor. In the event Licensee fails to pay undisputed amount due and payable hereunder for a period of ninety (90) days from the due date, Licensor shall have the right to terminate this Agreement

许可方终止权。若被许可方未支付本协议项下到期应付的无争议的款项，且该等逾期超过九十（90）日的，许可方有权终止本协议。

11.3	Termination by Licensee. Licensee may terminate this Agreement in whole or in part, by providing written notice to Licensor, due to any one of the following reasons:

被许可方终止权。被许可方可向许可方发出书面通知后，基于以下任一原因全部或部分终止本协议：

(a)	Licensor is in material breach of this Agreement, and such material breach is not cured within ninety (90) days after written notice by the Licensee specifying the claimed particulars of such breach;

许可方发生对本协议的重大违约，且在被许可方发出说明该等违约细节的书面通知后九十（90）日内未纠正该违约；

(b)	Efficacy or safety do not meet the regulatory requirement and rejected by FDA;

疗效或安全性不符合监管要求，并且被FDA拒绝；

(c)

In the event the stability (i.e. product shelf life) of the Licensed Products(s) cannot meet the Regulatory Authority requirements after intensive efforts by Licensee, and 6-month after Licensor’s efforts to provide Licensee with formulation that will meet the Regulatory Authority requirements;

经被许可方努力改进后，许可产品的稳定性（即药品货架期）仍无法达到监管机构要求，且在许可方努力向被许可方提供符合监管要求的配方改进方案后的6个月未能解决该问题；

(d)	In the event the United States market for Licensed Product has changed that Licensee decided not to pursue the Licensed Product any longer;

美国市场就许可产品发生重大变化，导致被授权方决定不再继续开发许可产品；

(e)	Any other force majeure causes.

其他不可抗力原因。

11.4	Termination by Licensee Without Cause. Licensee may terminate this Agreement, in whole or in part, without cause at any time, by providing at least ninety (90) days’ prior written notice to Licensor.

被许可方无理由终止。被许可方有权在任何时间，通过至少提前九十（90）天向许可方发出书面通知，无理由全部或部分终止本协议。

11.5

Insolvency. If an Insolvency Event occurs, (a) the Party subject to the Insolvency Event will give immediate (not longer than three (3) business days’) notice to the other Party of such occurrence, and (b) the other Party will have the right to immediately terminate this Agreement by giving written notice to the Party that is subject to the Insolvency Event. In the event that Licensor is the insolvent Party, and Licensee does not elect to terminate this Agreement pursuant to this Section 11.5, Licensee is entitled to, (i) request Licensor to continue to perform this Agreement, and (ii) if Licensor is unable to perform this Agreement or this Agreement is otherwise terminated, Licensee shall have the right to purchase the Licensed IP in its entirety at the fair market value appraised by a Third Party appraisal agency. The Parties hereby acknowledge and agree that, to the extent permitted by Applicable Laws, Licensee shall have the right of first refusal to purchase the Licensed IP under same terms and conditions in the event of any bona fide offers from third parties.  To the extent permitted under Applicable Law, Licensor will provide any and all assistance to facilitate Licensee's achievement of the foregoing objectives.

破产。 如果发生破产事件，(a)发生破产事件的一方将立即（不超过三（3）个工作日）向另一方发出该事件的通知，及(b)另一方有权向发生破产事件的一方发出书面通知立即终止本协议。如果许可方是破产一方，且被许可方未根据本第11.5款选择终止本协议的，则被许可方有权：(i) 要求许可方继续履行本协议；及(ii) 如果许可方无法履行本协议或者本协议被终止的，被许可方有权以第三方评估机构评定的公允市场价值购买许可知识产权。双方特此确认和同意，在适用法律允许的前提下，若存在任何善意第三方要约，被许可方对许可知识产权享有同等条款下的优先购买权。在适用法律允许的范围内，许可方将提供一切必要协助以促成被许可方实现上述目标。

11.6

Termination for Sanctions.  Licensee may terminate this Agreement immediately or upon such other date as may be designated by the Licensee in its written notice, if: (a) Licensor is added to any US or non-US sanctions- or export-related restricted party list, including without limitation the US Department of the Treasure Office of Foreign Assets Control's List of Specially Designated Nationals and Blocked Persons and the US Commerce Department Bureau of Industry and Security’s Entity List or Denied Persons List; or (c) the purpose of this Agreement is prohibited or materially limited by any Applicable Laws (including the US BIOSECURE Act and similar legislation, if passed). This Agreement will automatically and immediately terminate without action by either Party if the performance of the Agreement would be in violation of Applicable Laws because of the Licensor’s status under US sanctions laws.  Notwithstanding anything to the contrary in this Agreement, neither Party shall have any liability to the other whatsoever for termination of the Agreement pursuant to this Section 11.6 (Termination for Sanctions).

因制裁终止。出现以下情形时，被许可方有权立即终止本协议，或在书面通知中指定其他终止日期：(a)许可方被列入任何美国或非美国制裁或出口相关的限制方名单，包括但不限于美国财政部外国资产控制办公室特别指定国民与被封锁人员名单、美国商务部工业与安全局实体清单或拒绝交易人员名单；或(b)本协议目的被任何适用法律（包括美国《生物安全法案》及类似立法，如获通过）禁止或受到重大限制。若因许可方受美国制裁法律约束导致履行本协议将违反适用法律，则本协议自动立即终止，无需任何一方采取行动。即使本协议有任何相反约定，任一方均无需就根据第11.6款（因制裁终止）终止协议向另一方承担任何责任。

11.7	Remedy-in-lieu-of-termination. If Licensee has the right to terminate this Agreement pursuant to Section 11.3 or Section 11.5, then as the monetary remedy available to Licensee (in addition to any other available remedies), in lieu of terminating this Agreement, Licensee may, in its sole discretion, retain all of its licenses and other rights granted under this Agreement, except that the then-unearned Milestone Payments and Royalty Payments thereafter under this Agreement, in each case, will be reduced by [***].

终止的替代补救措施。如果被许可方有权根据第11.3条或第11.5条终止本协议，作为被许可方可获得的金钱补救措施（除其他可用补救措施外），被许可方有权自行选择不终止本协议，而保留其在本协议项下获得的所有许可及其他权利，但届时未支付的里程碑付款和许可费付款均应减少 [***]。

12.	EFFECT OF TERMINATION

终止的效力

12.1	Effect of Termination. Upon termination of this Agreement:

终止的效力. 本协议终止后：

(a)	Licenses. The licenses and other rights granted by a Party to the other Party under the Licensed IP or Cross-license Patents will terminate;

许可。一方在许可知识产权或交叉许可专利项下授予另一方的许可和其他权利将终止；

(b)

Clinical Trials. Licensee will responsibly wind-down, in accordance with accepted pharmaceutical industry norms and ethical practices and all legal and regulatory requirements, any on-going clinical trials for which it has responsibility hereunder in which patient dosing has commenced

临床试验。被许可方应根据公认的制药行业规范与伦理实践，以及所有法律和监管要求，负责、有序地终止其在本协议项下负责的所有已开始给药的正在进行的临床试验；

(c)

Return of Confidential Information. At the disclosing Party’s election, the receiving Party shall return or destroy all tangible materials to the extent comprising or containing any Confidential Information of the disclosing Party that are in receiving Party’s or its Affiliates’ possession or control and provide written certification of such destruction, provided that the receiving Party may retain one (1) copy of such Confidential Information for its archives solely to monitor compliance with its obligations herein;

保密信息归还。根据披露方的选择，接收方应将其本人或其关联方拥有或控制的、构成或包含披露方任何保密信息的所有有形材料予以归还或销毁，并提供书面销毁证明。但前提是：接收方可保留一(1)份该等保密信息用于档案存档，仅用于监督其在本协议项下义务的履行情况；

(d)	Except as set forth in this Section 12.1 and in Section 12.2, the rights and obligations of the Parties hereunder will terminate as of the date of such termination.

除本第12.1款和第12.2款规定的之外，双方在本协议项下的权利和义务将于该等终止日终止。

12.2

Survival. Expiration or termination of this Agreement will not relieve the Parties of any obligation accruing prior to such expiration or termination. Without limiting the foregoing, Articles 1, 8, 9, 12, 14 and 15will survive the expiration or termination of this Agreement for any reason. Article 10 (Confidentiality) of this Agreement will survive the termination or expiration of this Agreement for a period of seven (7) years after the effective date of termination or expiration (as the case may be).

继续有效。 本协议到期或终止不得免除双方在该等到期或终止前产生的任何义务。在不限制上述规定的情况下，第1条、第8条、第9条、第12条、第14条、第15条将在本协议到期或由于任何原因终止后继续有效。本协议第10条（保密）将在本协议终止的生效日或到期（视情况而定）后的七(7)年期内继续有效。

12.3

Termination Not Sole Remedy. Termination is not the sole remedy under this Agreement and, whether or not termination is effected and notwithstanding anything contained in this Agreement to the contrary, all other remedies will remain available except as agreed to otherwise herein. For the avoidance of doubt, nothing in this Agreement shall obligate a Party to terminate this Agreement if the other Party breaches any obligation under this Agreement, and failure to terminate this Agreement shall not prohibit or modify the recovery of damages available to it pursuant to Section 15.5 or at law.

终止非唯一救济。 终止并非本协议项下的唯一救济，无论终止是否发生，尽管本协议有任何相反的规定，所有其他救济仍可获得，但本协议另行约定的除外。为避免疑义，本协议的任何规定不得使一方有义务在另一方违反本协议项下的任何义务的情况下终止本协议，且未能终止本协议的行为不得禁止或修改该方根据第15.5款或法律可获得的损害赔偿金。

13.	REPRESENTATIONS, WARRANTIES AND COVENANTS

陈述、保证和承诺

13.1	Representations and Warranties by Each Party. Each Party represents and warrants to the other as of the Effective Date that:

每一方的陈述和保证. 在生效日，一方向另一方陈述并保证：

(a)	it is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of formation;

该方是一家根据成立所在司法辖区的法律正式组建、有效存续且声誉良好的公司；

(b)

it has full corporate power and authority to execute, deliver, and perform this Agreement, and has taken all corporate action required by law and its organizational documents to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement;

该方拥有充分的公司权力和权限以签署、交付和履行本协议，并已采取法律和其组织文件规定的所有公司行动以授权本协议的签署和交付以及完成本协议拟议的交易；

(c)

this Agreement constitutes a valid and binding agreement enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and by general equitable principles and public policy constraints (including those pertaining to limitations or exclusions of liability, competition laws, penalties and jurisdictional issues including conflicts of laws);

本协议构成一份有效且具有约束力的协议，可根据其条款针对该方强制执行，但可强制执行性可能受到对债权人的权利具有一般相关性或影响的破产、欺诈性转让、资不抵债、重组、延期偿还和其他法律以及受到一般衡平法原则和公共政策约束（包括责任限制或免除、竞争法律、处罚和管辖权问题，包括法律冲突）限制的除外；

(d)	all consents, approvals and authorizations from all governmental authorities or other Third Parties required to be obtained by such Party in connection with this Agreement have been obtained;

该方就本协议需要取得的所有政府机构或其他第三方的所有同意、批准和授权均已取得；

(e)

the execution and delivery of this Agreement and all other instruments and documents required to be executed pursuant to this Agreement, and the consummation of the transactions contemplated hereby do not and will not (i) conflict with or result in a breach of any provision of its organizational documents; (ii) result in a breach of any agreement to which it is a party; or (iii) violate any Applicable Laws;

签署和交付本协议以及根据本协议需要签署的所有其他文书和文件以及完成本协议拟议的交易目前和将来均不(i)抵触或导致违反该方组织文件的任何规定；(ii)导致违反该方作为一方的任何协议；或(iii)违反任何适用法律；

(f)	it is not aware of any action, suit, inquiry or investigation instituted by any Person or governmental agency that questions or threatens the validity of this Agreement;

该方不知悉由任何主体或政府机构提起的质疑或可能质疑本协议有效性的任何诉求、诉讼、质询或调查；

(g)

neither such Party nor, to the actual knowledge of such Party, any employee, agent or subcontractor of such Party involved or to be involved in the Development or manufacture of any Licensed Compound or Licensed Product has been debarred under Subsection (a) or (b) of Section 306 of the Federal Food, Drug and Cosmetic Act (21 USC §§ 335a) or any equivalent or similar provision under Applicable Law in the People’s Republic of China or elsewhere; and

该方以及（据该方实际所知）目前或将来参与开发或生产任何许可化合物或许可产品的该方的任何员工、代理人或分包商均未在《联邦食品、药品和化妆品法案》（《美国法典》第21编第335a章）第306条第(a)款或第(b)款或者中华人民共和国或其他地方的适用法律项下的任何同等或类似规定项下被禁止从业；及

(h)

neither such Party or its Affiliates, nor any of its current and former directors, officers, employees, or agents have provided, offered, or promised the provision of anything of value (regardless of monetary value), directly or indirectly, to any governmental official or agent, for the purpose of securing any improper or illegal advantage in violation of relevant and applicable anti-bribery and anti-corruption laws, regulations, and international conventions, including, but not limited to, the US Foreign Corrupt Practices Act of 1977 and the Criminal Law and Anti-Unfair Competition Law in China.

该方或其关联方以及各方的任何现任和前任董事、管理人员、员工和代理人均未违反相关和适用的反贿赂和反腐败法律、法规和国际公约（包括但不限于美国《1977年反海外腐败法》以及中国《中华人民共和国刑法》和《中华人民共和国反不正当竞争法》），为获得任何不当或非法利益之目的，直接或间接地向任何政府官员或代理人提供、给予或承诺提供任何有价馈赠（与金钱价值无关）。

13.2	Additional Representations and Warranties by Licensor. Licensor represents and warrants to Licensee as of the Effective Date that:

许可方的额外陈述和保证。截至本协议生效日，许可方向被许可方陈述并保证：

(a)

Exhibit A and Exhibit B set forth a true, complete and correct list of all intellectual properties Controlled by Licensor or its Affiliates as of the Effective Date that claim the composition or method of use of Licensed Compound;

附件A和附件B真实、完整且正确地列出了许可方或其关联方截至生效日控制的所有说明许可化合物的构成或使用方法的知识产权；

(b)

each Person who has or has had any rights in or to any Licensed IP has assigned by virtue of employment or written assignment its entire right, title and interest in and to such Licensed IP to Licensor or its Affiliates;

过去或现在拥有任何许可知识产权权利的每一主体已经通过雇用或书面转让方式向许可方或其关联方转让该主体拥有的该等许可知识产权的全部权利、权属和权益；

(c)

Licensor and its Affiliates are the sole and exclusive owners of the entire right, title and interest in, to and under the Licensed IP, free and clear of all liens, encumbrances, security interests, claims, restrictions, licenses, options, or any other third-party rights that would interfere with Licensee’s rights, and have not granted any license or other right under the Licensed IP that is in conflict with the license hereunder or prejudices Amphastar’s rights granted hereunder; Licensor has procured all of its Affiliates to have exclusively licensed or assigned to Licensor all of their right, title, and interest in and to the Licensed IP as of the Effective Date hereof (if necessary);

许可方及其关联方是许可知识产权的全部权利、权属和权益的唯一和独家所有人，不附带所有留置权、权利负担、担保权益、权利主张、限制、许可、选择权或会妨碍被许可方权利的任何其他第三方权利，并且未授予与本协议项下的许可相冲突或损害在本协议项下授予的Amphastar权利的许可知识产权项下的任何许可或其他权利；许可方已促使其所有关联方向许可方排他性地许可或转让其关联方截至本协议的生效日拥有的许可知识产权的全部权利、权属和权益（如有必要）；

(d)

each of the Licensed Patents properly identifies each and every inventor of the claims thereof as determined in accordance with the Applicable Laws of the jurisdiction in which such Licensed Patent is issued or patent application is pending; provided, however, that if a Licensed Patent does not properly identify each and every inventor in accordance with the foregoing, Licensor shall be responsible for correcting the inventorship of such Licensed Patent at its sole cost and expense;

每项许可专利均适当标明根据颁发该许可专利或专利申请待批的司法辖区的适用法律确定的该许可专利的权利要求的每一发明人；但前提是，如果一项许可专利并未根据上述规定适当标明每一发明人，许可方应负责自费纠正该许可专利的发明人身份；

(e)	Licensor has filed and prosecuted patent applications within the Licensed Patents in good faith and complied with all duties of disclosure with respect thereto;

许可方已善意地提交并提起许可专利内的专利申请，并已遵守与之相关的披露义务；

(f)	to the knowledge of Licensor, there are no facts that could form the basis for the invalidation or unenforceability of the Licensed Patents;

据许可方所知，不存在可能构成许可专利无效或不可强制执行依据的任何事实；

(g)

Licensor has not initiated or been involved in any proceedings or Claims in which it alleges that any Third Party is or was infringing or misappropriating any Licensed IP relating to Licensed Compound or Licensed Products, or any other proceedings or Claims that resulted in or would reasonably be expected to result in monetary damages or changes in intellectual property rights to the Licensed IP or impairing Amphastar’s ability to use and commercialize the Licensed Compound or Licensed Products;

许可方并未提起或参与其声称任何第三方现在或过去侵犯或盗用与许可化合物或许可产品相关的任何许可知识产权的任何程序或权利主张，也未提起或参与已经导致或经合理预期会导致金钱赔偿或许可知识产权的知识产权变更或损害Amphastar对许可化合物或许可产品进行使用和商业化能力的任何其他程序或权利主张；

(h)

to the knowledge of Licensor, there are no activities by Third Parties that would constitute infringement or misappropriation of the Licensed Patents (in the case of pending claims, evaluating them as if issued);

据许可方所知，不存在由第三方开展的会构成侵犯或盗用许可专利的任何活动（就待批的专利申请，按已获授权的标准进行评估）；

(i)

to the knowledge of Licensor, the development and practice of the Licensed IP do not and will not infringe or otherwise conflict with any intellectual property rights or other rights of any Third Party;

据许可方所知，许可知识产权的开发和实施目前和将来均不侵犯或以其他方式抵触任何第三方的任何知识产权或其他权利；

(j)

Licensor has not entered into any agreement with a Third Party that is in conflict with the rights granted to Licensee under this Agreement, and has not taken any action that would prevent it from granting the rights granted to Licensee under this Agreement, or that would otherwise materially conflict with or materially adversely affect the rights granted to Licensee under this Agreement;

许可方并未与第三方签订与在本协议项下授予被许可方的权利相冲突的任何协议，也未采取会阻止许可方授予在本协议项下授予被许可方的权利的任何行动，或会以其他方式与在本协议项下授予被许可方的权利发生重大冲突或对在本协议项下授予被许可方的权利产生重大不利影响的任何行动；

(k)

Licensor and its Affiliates have taken reasonable precautions to preserve the confidentiality of the Licensed Know-How, including securing binding, written confidentiality agreements with respect thereto from all employees, consultants, agents and independent contractors of Licensor and its Affiliates No employee, consultant, agent or independent contractor of Licensor and its Affiliates is in violation of the terms of any such agreement or has otherwise made unauthorized use of or misappropriated any Licensed IP. No employee or consultant of Licensor and its Affiliates, of whom are subject to such non-compete obligations, is in violation of the terms of any such agreement or has otherwise carried out any actions that would adversely affect Licensor’s right to grant any license of Licensed IP hereunder or Licensee’s right to use any Licensed IP hereunder; and

许可方及其关联方已采取合理的预防措施保护许可专有技术的保密性，包括确保许可方及其关联方的所有员工、顾问、代理人和独立承包商就许可专有技术签订具有约束力的书面保密协议。许可方及其关联方的任何员工、顾问、代理人和独立承包商均未违反任何该等协议的条款，也未以其他方式擅自使用或盗用任何许可知识产权。负有竞业禁止义务的许可方及其关联方的任何员工和顾问均未违反任何该等协议的条款，也未以其他方式实施会对许可方在本协议项下授予许可知识产权的任何许可的权利或会对被许可方在本协议项下使用任何许可知识产权的权利产生不利影响的任何行动；及

(l)

To Licensor’s knowledge, all core information and core data that Licensor and/or its Affiliates provide to Licensee in relation to this Agreement are true, complete, accurate, unadulterated and not misleading in material respect, and further, Licensor and its Affiliates have not retained, deleted or otherwise withheld any material information regarding the Licensed IP from Licensee that is necessary to perform the license hereunder;

据许可方所知，许可方及/或其关联方根据本协议向被许可方提供的所有核心信息与核心数据在重大方面均真实、完整、准确、未篡改且不具误导性；且许可方及其关联方未保留、删除或以其他方式隐瞒被许可方实施本协议项下许可所必需的有关许可知识产权的任何重大信息。

13.3	Covenants of Licensor. Licensor covenants that:

许可方的承诺。 许可方承诺：

(a)	it will not grant any interest in the Licensed IP that is inconsistent or otherwise conflicting with the terms of this Agreement;

许可方不会授予与本协议的条款不一致或以其他方式相冲突的许可知识产权的任何权益；

(b)

if, at any time after execution of this Agreement, it becomes aware that it or any employee, agent or subcontractor of Licensor who participated in the Development or manufacture of a Licensed Compound or Licensed Product is on, or is being added to the FDA Debarment List or to any of the FDA clinical investigator enforcement lists, it will provide written notice of this to Licensee within ten (10) business days after becoming aware of this fact.

如果在本协议签署后的任何时间，许可方获悉其或参与开发或生产许可化合物或许可产品的许可方的任何员工、代理人或分包商被列入或加入美国食药监局排除清单或美国食药监局的任何临床研究人员执行

名单，许可方将在获悉该事实后的十（10）个工作日内书面通知被许可方。

(c)

Licensor understands and agrees that, notwithstanding any other provision of this Agreement, neither Licensor nor any entity acting on behalf of Licensor, including the Auditor and Licensor’s Alliance Manager, shall request or accept from Amphastar, its affiliates or its sublicensees, and Amphastar, its affiliates or its sublicensees is not obligated to provide, “access” to any “government-related data” or “bulk U.S. sensitive personal data,” within the meaning ascribed to each such term under the US Data Security Program. Licensor agrees to not evade or avoid, cause a violation of, or attempt to violate any of the prohibitions set forth in the US Data Security Program in connection with this Agreement.

许可方理解并同意，即使本协议存在任何其他条款规定，许可方或代表许可方行事的任何实体（包括审计方及许可方合作项目管理人）均不得向Amphastar、其关联方或分许可方要求或接收，且Amphastar、其关联方或分许可方亦无义务提供美国数据安全计划所定义的任何“政府相关数据”或“美国敏感个人数据批量信息”的“访问权限”。许可方同意，在本协议履行过程中不会规避、违反或试图违反美国数据安全计划规定的任何禁令。

13.4	Covenants of Licensee. Licensee covenants that:

被许可方的承诺。被许可方承诺：

(a)

Licensee understands and agrees that, notwithstanding any other provision of this Agreement, neither Licensee nor any entity acting on behalf of Licensee, including the Auditor and Licensee’s Alliance Manager, shall request or accept from Licensor, its affiliates or its sublicensees, and Licensor, its affiliates or its sublicensees is not obligated to provide any data in violation of Chinese data security laws and regulations.  Licensee agrees to not evade or avoid, cause a violation of, or attempt to violate any of the prohibitions set forth in Chinese data security laws and regulations in connection with this Agreement.

被许可方理解并同意，即使本协议存在任何其他条款规定，被许可方或代表被许可方行事的任何实体（包括审计方及被许可方合作项目管理人）均不得向许可方、其关联方或分许可方要求或接收，且许可方、其关联方或分许可方亦无义务提供任何违反中国数据安全法律法规的数据。被许可方同意，在本协议履行过程中不会规避、违反或试图违反中国数据安全法律法规。

14.	INDEMNIFICATION; LIABILITY

赔偿；责任

14.1

Indemnification by Licensor. Licensor will indemnify and hold Licensee, its Affiliates, and their respective officers, directors and employees (“Licensee Indemnitees”) harmless from and against any Claims against them to the extent arising or resulting from:

许可方的赔偿。 许可方将赔偿被许可方、其关联方及其各自的管理人员、董事和员工（“被许可方受偿方”）由下列事项引起或导致的针对被许可方受偿方提出的任何权利主张，并使其免受损害：

(a)	the breach of any of the obligations, covenants, warranties or representations made by Licensor to Licensee under this Agreement; or

违反许可方在本协议项下向被许可方作出的任何义务、承诺、保证或陈述；或

(b)	any activities conducted by Licensor or its Affiliates in the Territory with respect to the Licensed Compound or Licensed Products prior to the Effective Date;

许可方或其关联方在生效日前在区域内就许可化合物或许可产品开展的任何活动；

provided, however, that Licensor will not be obliged to so indemnify, defend and hold harmless the Licensee Indemnitees for any Claims to the extent Licensee has an obligation to indemnify the Licensor Indemnitees pursuant to Section 14.2 or to the extent that such Claims arise from the breach, negligence or wilful misconduct of Licensee or the Licensee Indemnitees.

但前提是，如果被许可方根据第14.2款有义务赔偿许可方受偿方，或如果任何权利主张是由被许可方或被许可方受偿方的违约、过失或故意不当行为引起，则许可方无义务就该等权利主张赔偿被许可方受偿方，为其抗辩，并使其免受损害。

14.2

Indemnification by Licensee. Licensee will indemnify and hold Licensor, its Affiliates, and their respective officers, directors and employees (“Licensor Indemnitees”) harmless from and against any Claims against them to the extent arising or resulting from:

被许可方的赔偿。 被许可方将赔偿许可方、其关联方及其各自的管理人员、董事和员工（“许可方受偿方”）由下列事项引起或导致的针对许可方受偿方提出的任何权利主张，并使其免受损害：

(a)

actions by Licensee, its Affiliates, its sublicensees, and their respective employees, agents and Subcontractors, in connection with the Development, manufacture or Commercialization of any Licensed Compound or Licensed Products by Licensee in the Territory after the Effective Date; or

被许可方、其关联方、其分许可方及其各自的员工、代理人和分包商就被许可方在生效日后在区域内进行的任何许可化合物或许可产品的开发、生产或商业化活动采取的行动；或

(b)	the breach of any of the obligations, covenants, warranties or representations made by Licensee to Licensor under this Agreement;

违反被许可方在本协议项下向许可方作出的任何义务、承诺、保证或陈述；

provided, however, that Licensee will not be obliged to so indemnify, defend and hold harmless the Licensor Indemnitees for any Claims to the extent Licensor has an obligation to indemnify the Licensee Indemnitees pursuant to Section 14.1 or to the extent that such Claims arise from the breach, negligence or wilful misconduct of Licensor or the Licensor Indemnitees.

但前提是，如果许可方根据第14.1款有义务赔偿被许可方受偿方，或如果任何权利主张是由许可方或许可方受偿方的违约、过失或故意不当行为引起，

则被许可方无义务就该等权利主张赔偿许可方受偿方，为其抗辩，并使其免受损害。

14.3	Indemnification Procedure.

赔偿程序。

(a)	For the avoidance of doubt, all indemnification claims in respect of a Licensee Indemnitee or Licensor Indemnitee will be made solely by Licensee or Licensor, respectively.

为避免疑义，与被许可方受偿方或许可方受偿方相关的所有赔偿权利主张将由被许可方或许可方单独提出。

(b)

A Party seeking indemnification hereunder (“Indemnified Party”) will notify the other Party (“Indemnifying Party”) in writing reasonably promptly after the assertion against the Indemnified Party of any Claim or fact in respect of which the Indemnified Party intends to base a claim for indemnification hereunder (“Indemnification Claim Notice”), but the failure or delay to so notify the Indemnifying Party will not relieve the Indemnifying Party of any obligation or liability that it may have to the Indemnified Party, except to the extent that the Indemnifying Party demonstrates that its ability to defend or resolve such Claim is adversely affected thereby. The Indemnification Claim Notice will contain a description of the Claim and the nature and amount of the Claim (to the extent that the nature and amount of such Claim is known at such time). Upon the request of the Indemnifying Party, the Indemnified Party will furnish promptly to the Indemnifying Party copies of all correspondence, communications and official documents (including court documents) received or sent in respect of such Claim.

寻求本协议项下赔偿的一方（“受偿方”）将在针对受偿方提出任何权利主张或事实（受偿方拟议就该权利主张或事实提出本协议项下的赔偿权利主张）后，合理迅速地书面通知（“赔偿权利主张通知”）另一方（“赔偿方”），但未能或迟延通知赔偿方不会免除赔偿方对受偿方可能承担的任何义务或责任，除非赔偿方证明其抗辩或解决该权利主张的能力因此受到不利影响。赔偿权利主张通知将包含对权利主张的描述以及权利主张的性质和金额（在该权利主张的性质和金额届时已知的范围内）。经赔偿方要求，受偿方将立即向赔偿方提供就该权利主张收到或发送的所有通信、通讯和官方文件（包括法院文件）的副本。

(c)

Subject to the provisions of Sections 14.3(d) and 14.3(e), the Indemnifying Party will have the right, upon written notice given to the Indemnified Party within thirty (30) days after receipt of the Indemnification Claim Notice, to assume the defense and handling of such Claim, at the Indemnifying Party’s sole expense, in which case the provisions of Section 14.3(d) will govern. The assumption of the defense of a Claim by the Indemnifying Party will not be construed as acknowledgement that the Indemnifying Party is liable to indemnify any indemnitee in respect of the Claim, nor will it constitute a waiver by the Indemnifying Party of any defenses it may assert against any Indemnified Party’s claim for indemnification. If it is ultimately decided that the Indemnifying Party is not obligated to indemnify or hold an indemnitee harmless from and against the Claim, the Indemnified Party will reimburse the Indemnifying Party for any and all costs and expenses (including attorneys’ fees and costs of suit) and any losses incurred by the Indemnifying Party in its defense of the Claim. If the Indemnifying Party does not give written notice to the Indemnified Party, within thirty (30) days after receipt of the Indemnification Claim Notice, of the Indemnifying Party’s election to assume the defense and handling of such Claim, the provisions of Section 14.3(e) will govern.

受限于第14.3(d)款和第14.3(e)款的规定，赔偿方有权在收到赔偿权利主张通知后的三十（30）天内，通过向受偿方发出书面通知，承担该权利主张的抗辩和处理，费用由赔偿方自行承担，在该等情况下，第14.3(d)款的规定将适用。赔偿方承担一项权利主张的抗辩不得被解释为确认赔偿方有责任就该权利主张赔偿任何受偿方，也不得构成赔偿方放弃其针对任何受偿方的赔偿权利主张可能提出的任何抗辩。如果最终判决赔偿方无义务就该权利主张赔偿受偿方或使其免受损害，受偿方将偿付赔偿方在对该权利主张进行抗辩的过程中发生的任何和所有费用和支出（包括律师费和诉讼费）以及任何损失。如果赔偿方未在收到赔偿权利主张通知后的三十（30）天内向受偿方发出书面通知，说明赔偿方选择承担该权利主张的抗辩和处理，第14.3(e)款的规定将适用。

(d)

Upon assumption of the defense of a Claim by the Indemnifying Party: (i) the Indemnifying Party will have the right to and will assume sole control and responsibility for dealing with the Claim; (ii) the Indemnifying Party may, at its own cost, appoint as counsel in connection with conducting the defense and handling of such Claim any law firm or counsel reasonably selected by the Indemnifying Party; (iii) the Indemnifying Party will keep the Indemnified Party informed of the status of such Claim; and (iv) the Indemnifying Party will have the right to settle the Claim on any terms the Indemnifying Party chooses; provided, however, that it will not, without the prior written consent of the Indemnified Party, agree to a settlement of any Claim which will admit any liability or fault by the Indemnified Party, could harm the Indemnified Party’s reputation or goodwill, could lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder or which admits any wrongdoing or responsibility for the claim on behalf of the Indemnified Party. The Indemnified Party will cooperate with the Indemnifying Party and will be entitled to participate in, but not control, the defense of such Claim with its own counsel and at its own expense. In particular, the Indemnified Party will furnish such records, information and testimony, provide witnesses and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested in connection therewith. Such cooperation will include access during normal business hours by the Indemnifying Party to, and reasonable retention by the Indemnified Party of, records and information that are reasonably relevant to such Claim, and making the Indemnified Party and its employees and agents available on a mutually convenient basis to provide additional information and explanation of any records or information provided.

在赔偿方承担一项权利主张的抗辩后：(i)赔偿方有权并将独自控制和负责处理该权利主张；(ii)赔偿方可自费聘请赔偿方合理选择的任何律师事务所或法律顾问作为进行该权利主张的抗辩和处理的律师；(iii)赔偿方将随时告知受偿方该权利主张的状况；及(iv)赔偿方有权根据赔偿方选择的任何条款就该权利主张达成和解；但前提是，如果任何权利主张的和解将承认受偿方的责任或过错、可能损害受偿方商誉或声誉、可能导致受偿方承担责任或任何财务或其他义务（而受偿方无权就该等责任或义务获得本协议项下的赔偿），或者该等和解代表受

偿方就该权利主张承认任何不当行为或责任，则未经受偿方事先书面同意，赔偿方不得就该权利主张达成和解。受偿方将与赔偿方合作，并有权通过自己的律师自费参与但不控制对该权利主张的抗辩。特别是，受偿方将提供合理要求的相关记录、信息和证词，提供证人并参加合理要求的相关会议、调查取证程序、听证、审理和上诉。该等合作将包括赔偿方在正常营业时间内查阅与该权利主张合理相关的记录和信息，以及受偿方合理保留与该权利主张合理相关的记录和信息，并使受偿方及其员工和代理人在相互方便的基础上提供额外信息和对已提供的任何记录或信息的解释。

(e)

If the Indemnifying Party does not give written notice to the Indemnified Party as set forth in Section 14.3(c) or fails to conduct the defense and handling of any Claim in good faith after having assumed such, the Indemnified Party may, at the Indemnifying Party’s expense, select counsel reasonably acceptable to the Indemnifying Party in connection with conducting the defense and handling of such Claim and defend or handle such Claim in such manner as it may deem appropriate. In such event, the Indemnified Party will keep the Indemnifying Party timely apprised of the status of such Claim and will not settle such Claim without the prior written consent of the Indemnifying Party, which consent will not be unreasonably withheld. If the Indemnified Party defends or handles such Claim, the Indemnifying Party will cooperate with the Indemnified Party, at the Indemnified Party’s request but at no expense to the Indemnified Party, and will be entitled to participate in the defense and handling of such Claim with its own counsel and at its own expense.

如果赔偿方未根据第14.3(c)款的规定向受偿方发出书面通知，或未能在承担后善意地进行任何权利主张的抗辩和处理，受偿方可以在赔偿方承担费用的情况下就进行该权利主张的抗辩和处理选择赔偿方可合理接受的律师，并以其认为适当的方式对该权利主张进行抗辩或处理。在该等情况下，受偿方将及时告知赔偿方该权利主张的状况，未经赔偿方事先书面同意（该等同意不得无理拒绝），受偿方不得就该权利主张达成和解。如果受偿方对该权利主张进行抗辩或处理，经受偿方要求，赔偿方将与受偿方合作，但不向受偿方收取任何费用，并且赔偿方有权通过自己的律师自费参与对该权利主张的抗辩和处理。

14.4

Mitigation of Loss. Each Indemnified Party will take and will procure that its Affiliates take all such reasonable steps and action as are necessary or as the Indemnifying Party may reasonably require in order to mitigate any Claims (or potential losses or damages) under this Article 14. Nothing in this Agreement will or will be deemed to relieve any Party of any common law or other duty to mitigate any losses incurred by it.

减轻损失。 每一受偿方将采取并将促使其关联方采取需要的或赔偿方可能合理要求的所有合理措施和行动，以减轻本第14条项下的任何权利主张（或潜在的损失或损害）。本协议的任何规定不得也不得被视为免除任何一方减轻该方遭受的任何损失的任何普通法或其他责任。

14.5

Special, Indirect and Other Losses. NO PARTY NOR ANY OF SUCH PARTY’S AFFILIATES SHALL BE LIABLE IN CONTRACT, TORT, NEGLIGENCE, BREACH OF STATUTORY DUTY OR OTHERWISE FOR ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES OR FOR ANY ECONOMIC LOSS OR LOSS OF PROFITS SUFFERED BY THE OTHER PARTY, EXCEPT TO THE EXTENT ANY SUCH DAMAGES ARE

REQUIRED TO BE PAID TO A THIRD PARTY AS PART OF A CLAIM FOR WHICH A PARTY PROVIDES INDEMNIFICATION UNDER THIS ARTICLE 14 OR FOR A BREACH OF SECTION 2.1, ARTICLE 9 OR ARTICLE 10.

特殊、间接和其他损失。 任何一方以及该方的任何关联方均不对另一方遭受的任何特殊、间接、附带、惩罚性或后果性损害或者任何经济损失或利润损失承担合同、侵权、过失、违反法定义务或其他方面的责任，除非该等损害属于根据本第14条项下由一方进行赔偿的第三方索赔的一部分，或源于对第2.1条、第9条或第10条的违反。

15.	GENERAL PROVISIONS

一般规定

15.1

Assignment. This Agreement may not be assigned or otherwise transferred (however structured, whether by merger, acquisition, sale of all or substantially all of its assets to which this Agreement relates or otherwise), in whole or in part, nor, except as expressly provided hereunder, may any right or obligation hereunder be assigned or transferred, by either Party without the prior written consent of the other Party; provided, however, that (i) either Party may, without such consent, assign this Agreement and its rights and obligations hereunder, in whole or in part, to any of its Affiliates; provided that the assigning Party shall continue to remain fully responsible for the actions or inactions of such Affiliate, and (ii) either Party may, without such consent, assign this Agreement and its rights and obligations hereunder, to its successor in interest in connection with (x) a Change of Control or (y) a sale of all or substantially all of its assets to which this Agreement relates, or in connection with a merger, acquisition or similar transaction.  Written notice of any permitted assignment of this Agreement shall be promptly provided to the non-assigning Party promptly following consummation and any permitted assignee shall assume all rights and obligations of its assignor under this Agreement. Any permitted assignee will assume all obligations of its assignor under this Agreement. Subject to the terms of this Agreement, this Agreement will be binding upon and inure to the benefit of the Parties and their respective successors, heirs and permitted assigns.

转让。本协议不得被全部或部分转让或以其他方式转移（无论以何种形式，包括通过合并、收购、出售本协议所涉及的全部或实质性资产或其他方式），任何一方亦不得转让或转移本协议项下的任何权利或义务，除非事先获得另一方的书面同意；但前提是：(i) 任一方可在无需获得对方同意的情况下，将本协议及其在本协议项下的权利和义务全部或部分转让给其任何关联方；但该转让方应继续对该关联方的作为或不作为承担全部责任；并且 (ii) 任一方可在无需获得对方同意的情况下，在以下情形中将本协议及其项下的权利和义务转让给其权益继承人： (x) 控制权变更，或 (y) 出售本协议相关的全部或实质性全部资产，或是基于兼并、收购或类似交易。在完成任何被允许的转让后，转让方应及时向非转让方提供书面通知，且任何被允许的受让方应承担其转让方在本协议项下的所有权利与义务。受限于本协议的条款，本协议将对双方及其各自的继承人、继受人和获准受让人具有约束力，并及于其利益。

15.2

Extension to Affiliates. Each Party will have the right to extend the rights, immunities and obligations granted in this Agreement to one or more of its Affiliates. All applicable terms of this Agreement will apply to any such Affiliate to which this Agreement has been extended to the same extent as such terms apply to

Licensee. Licensor and Licensee will remain primarily liable for any acts or omissions of its Affiliates.

延伸至关联方。 每一方有权将本协议中授予的权利、豁免和义务延伸至其一个或多个关联方。本协议的所有适用条款将适用于本协议已延伸至的任何该等关联方，与该等条款适用于被许可方的范围相同。许可方和被许可方将对其关联方的任何作为或不作为持续承担主要责任。

15.3

Severability. Should one or more provisions of this Agreement become void or unenforceable as a matter of law, then this Agreement will be construed as if such provision were not contained herein and the remainder of this Agreement will be in full force and effect, and the Parties will use their commercially reasonable efforts to substitute for the invalid or unenforceable provision a valid and enforceable provision which conforms as nearly as possible with the original intent of the Parties.

可分割性。 如果本协议的一项或多项规定作为法律问题无效或不可强制执行，则对本协议进行解释，如同该规定不包含在本协议中，本协议的其余规定将完全有效，且双方将尽其商业上的合理努力以尽可能符合双方最初意图的有效且可强制执行的规定替代该无效或不可强制执行的规定。

15.4	Governing Law and Jurisdiction. This Agreement will be governed by and construed under the laws of Singapore, without giving effect to the conflicts of laws provision thereof.

适用法律和管辖权. 本协议将受新加坡法律管辖并依其解释，但其法律冲突规定不予实行。

15.5	Dispute Resolution.

争议解决。

(a)

In the event of a dispute relating to, arising out of or in any way connected with this Agreement or any term hereof, or the performance by either Party of its obligations hereunder (a “Dispute”), the Parties will refer the Dispute to the Alliance Managers for discussion and resolution. If the Alliance Managers are unable to resolve the Dispute within thirty (30) days after the Dispute is referred to them, either Party may require that the Parties forward the Dispute to the Senior Officers (or designees with similar authority to resolve such Dispute), who will attempt in good faith to resolve the Dispute. If the Senior Officers cannot resolve the Dispute within thirty (30) days after the Dispute is referred to them, either Party will be free to initiate the arbitration proceeding set forth in Section 15.5(b) to resolve the Dispute.

如果发生由本协议或本协议的任何条款或任何一方对其在本协议项下义务的履行引起或与之相关或以任何方式相关连的争议（“争议”），双方应将该争议提交合作项目管理人讨论解决。如果合作项目管理人无法在该争议提交后的三十（30）天内解决该争议，任何一方可要求双方将该争议提交高级管理人员（或拥有解决该争议类似权限的指定人），高级管理人员将善意地尝试解决该争议。如果高级管理人员无法在该争议提交后的三十（30）天内解决该争议，任何一方将自由启动第15.5(b)款规定的仲裁程序解决该争议。

(b)

Any unresolved Disputes between the Parties, whether arising before or after termination of this Agreement, will be resolved by final and binding arbitration. Whenever a Party decides to institute arbitration proceedings, it will give written notice to that effect to the other Party. Arbitration will be held by the International Chamber of Commerce (“ICC”) in accordance with the ICC Rules in force when the notice of arbitration is submitted, as may be amended by this Article 15. The seat of arbitration shall be Singapore. The arbitration will be conducted by a panel of three (3) arbitrators appointed in accordance with ICC Rules; provided that each Party will, within fifteen (15) days after the institution of the arbitration proceedings, appoint an arbitrator, and such arbitrators will together, within thirty (30) days, select a third arbitrator as the chair of the arbitration panel, and each arbitrator will have significant experience in the biopharmaceutical industry. If the two initial arbitrators are unable to select a third arbitrator with in such thirty (30) day period, the third arbitrator will be appointed in accordance with the ICC Rules. Decisions of the panel of arbitrators will be final and binding on the Parties.

双方之间未解决的任何争议，无论是在本协议终止之前还是之后产生，将通过具有约束力的终局仲裁解决。只要一方决定启动仲裁程序，该方将向另一方发出书面通知。仲裁将由国际商会（“国际商会”）根据提交仲裁通知时有效的国际商会规则（以及根据本第15条可能作出的修订）进行。仲裁地点应为新加坡。仲裁将由根据国际商会规则指定的三（3）名仲裁员组成的仲裁庭进行；但前提是，每一方将在仲裁程序启动后的十五（15）天内指定一名仲裁员，该等仲裁员将在三十（30）天内共同选择第三名仲裁员担任仲裁庭主席，且每名仲裁员将具有丰富的生物制药行业经验。如果最初的两名仲裁员无法在该三十（30）天期间内选择第三名仲裁员，第三名仲裁员将根据国际商会规则指定。仲裁庭的决定将是终局的并对双方具有约束力。

Notwithstanding Section 15.4 and Section 15.5(b) and without prejudice to the Parties’ agreement to submit Disputes to arbitration, (a) either Party has the right to submit any dispute, controversy or claim relating to the scope, validity, enforceability or infringement of any Patent Right Covering the manufacture, use, importation, offer for sale or sale of any Licensed Compound or Licensed Product or of any trademark rights relating to any Licensed Product to a court of competent jurisdiction in the country in which such Patent Right or trademark rights were granted or arose, and (b) either Party whose rights in Confidential Information have been infringed shall have the right to seek from a court of competent jurisdiction an injunction or other similar forms of relief necessary to protect its such rights to the extent permitted by applicable laws in the jurisdiction in question.

尽管有第15.4款和第15.5(b)款的规定，在不影响双方将争议提交仲裁的约定的情况下，(a)任何一方有权将与涵盖任何许可化合物或许可产品的生产、使用、进口、要约销售或销售的任何专利权或与任何许可产品相关的任何商标权的范围、有效性、可强制执行性或侵权相关的任何争议、纠纷或权利主张提交授予或产生该等专利权或商标权所在国家的有管辖权的法院，及(b)保密信息权利已被侵犯的任何一方有权在相关司法辖区的适用法律允许的范围内，向有管辖权的法院寻求保护该等权利需要的禁令或其他类似形式的救济。

15.6

Force Majeure. If either Party is prevented from performing its obligations under this Agreement as a result of any contingency beyond its reasonable control (“Force Majeure”), including any actions of governmental authorities or agencies, war, hostilities between nations, civil commotions, riots, sabotage, energy shortages, fire, floods and acts of nature such as typhoons, hurricanes, earthquakes, or tsunamis, the Party so affected will not be responsible to the other Party for any delay or failure of performance of its obligations hereunder, for so long as Force Majeure prevents such performance. In the event of Force Majeure, the Party immediately affected thereby will give prompt written notice to the other Party specifying the Force Majeure event complained of, and will use diligent efforts to cure such failure or omission as soon as is practicable after the occurrence of the Force Majeure event. Notwithstanding the foregoing, if such Force Majeure induced delay or failure of performance continues for more than ninety (90) days, either Party may terminate this Agreement upon written notice to the other Party without penalty, liability, liquidated damages, termination fees or any other costs incurred as a result of the early termination of this Agreement.

不可抗力。 如果任何一方由于超出其合理控制的任何意外事件（“不可抗力”）而被阻止履行其在本协议项下的义务，包括政府机构或部门的任何行动、战争、国家之间的敌对行为、民变、暴动、蓄意破坏、能源短缺、火灾、水灾以及台风、飓风、地震或海啸等自然灾害，只要不可抗力阻止受影响的一方延迟履行或未履行其在本协议项下义务，则受影响的一方不会就该等延迟履行或未履行行为对另一方承担责任。如果发生不可抗力，立即受影响的一方将及时向另一方发出书面通知说明不可抗力事件，并将尽勤勉努力在不可抗力事件发生后尽快纠正该等未履行或不履行行为。尽管有上述规定，如果该不可抗力导致的延迟履行或未履行行为的持续期限超过九十（90）天，任何一方可以向另一方发出书面通知终止本协议，且无需承担任何违约金、赔偿责任、损害赔偿、终止费用或因本协议提前终止而产生的其他任何费用。

15.7

Waivers and Amendments. The failure of any Party to assert a right hereunder or to insist upon compliance with any particular term of this Agreement will not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term by the other Party. No waiver will be effective unless it has been given in writing and signed by the Party giving such waiver. No provision of this Agreement may be amended or modified other than by a written document signed by authorized representatives of each Party.

放弃和修订。 任何一方未主张本协议项下的权利或未坚持对本协议的任何特定条款的遵守不得构成对该权利的放弃或对另一方以后类似未履行任何该等条款的免责。任何放弃除非以书面形式作出并由放弃一方签署方可生效。本协议的任何规定不得进行修订或修改，但由每一方的授权代表签署书面文件的除外。

15.8

Relationship of the Parties. Nothing contained in this Agreement will be deemed to constitute a partnership, joint venture, or legal entity of any type between Licensor and Licensee, or to constitute one as the agent of the other. Moreover, each Party will not construe this Agreement, or any of the transactions contemplated hereby, as a partnership for any tax purposes. Each Party will act solely as an independent contractor, and nothing in this Agreement will be construed to give any Party the power or authority to act for, bind, or commit the other.

双方的关系。 本协议的任何规定不得被视为构成许可方和被许可方之间的合伙、合资或任何类型的法律实体，也不得被视为构成一方作为另一方的代理人。此外，每一方不得为任何税务目的将本协议或本协议拟议的任何交易解释为合伙关系。每一方将仅作为独立的承包商行事，本协议的任何规定不得被解释为授予任何一方代表另一方行事、约束另一方或使另一方作出承诺的权力或权限。

15.9

Non-Solicitation.  Each Party agrees that during the Licensing Term and for twelve (12) months thereafter, each Party will not, either directly or through others, solicit or encourage or attempt to solicit or encourage any employee or consultant of the other Party to terminate his or her relationship with such Party in order to become an employee, consultant or independent contractor to or for any other person or entity.

不招揽。双方同意，在许可期限内及其后十二 (12) 个月内，一方不得直接或通过他人招揽或鼓励或试图招揽或鼓励另一方的任何雇员或顾问终止与该方的关系，以成为任何其他个人或实体的雇员、顾问或独立承包商。

15.10

Notices. All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when: (a) delivered by hand (with written confirmation of receipt); (b) received by the addressee, if sent by an internationally recognized overnight delivery service (receipt requested); or (c) immediately upon electronic delivery with receipt for confirmation of delivery, in each case to the appropriate addresses set forth below (or to such other addresses as a Party may designate by notice):

通知。 本协议项下的所有通知、同意、放弃及其他通讯必须以书面形式作出，(a)在专人递送（书面确认收到）时将被视为已正式送达；(b)如果通过国际认可的次日递送服务（索要收据）发送，在收件人收到时将被视为已正式送达；或(c)通过电子方式交付并取得送达回执确认后立即视为送达。在每种情况下，送达至下列适当地址（或一方通过通知可能指定的其他地址）：

If to Licensee:

致被许可方：

Amphastar Pharmaceuticals, Inc.

Address: 11570 Sixth Street

Rancho Cucamonga, CA 91730

U.S.A.

Attn: [***]

Email: [***]

With a copy to:

Legal Department

Email: [***]

Amphastar Pharmaceuticals, Inc.

地址：11570 Sixth Street

Rancho Cucamonga, CA 91730

U.S.A.

收件人：[***]

电子邮件： [***]

抄送：法律部

电子邮件：[***]

If to Licensor:

致许可方：

Nanjing Han Xin Pharmaceutical Technology Co., Ltd.

Address: [***]

Attn: [***]

Email: [***]

南京汉欣医药科技有限公司

地址：[***]

收件人：[***]

电子邮件： [***]

15.11

Further Assurances. Licensee and Licensor will execute, acknowledge and deliver any and all such other documents and take any such other action as may be reasonably necessary to carry out the intent and purposes of this Agreement.

进一步保证。 被许可方和许可方将签署、确认并交付实现本协议意图和目的合理需要的任何及所有其他文件，并采取实现本协议意图和目的合理需要的其他行动。

15.12

Compliance with Law. Each Party will perform its obligations under this Agreement in accordance with all Applicable Laws. No Party will, or will be required to, undertake any activity under or in connection with this Agreement which violates, or which it believes, in good faith, may violate, any Applicable Law, including but not limited to any and all applicable anti-bribery laws such as the United States Foreign Corrupt Practices Act and the Anti-Unfair Competition Law enacted and amended by the People’s Republic of China. To the extent that registration or record-filing of this Agreement with a governmental authority is required under the Technology Import and Export Administrative Regulations of the People’s Republic of China in respect of any of the licenses granted or envisaged hereunder, Licensor shall take necessary steps to register or record-file a redacted version of this Agreement or a summary thereof, using reasonable efforts to seek confidential treatment for the terms of this Agreement or all other Confidential Information, with the relevant governmental authority in consultation with Licensee.

遵守法律。 每一方将根据所有适用法律履行其在本协议项下的义务。任何一方不得且不得被要求从事本协议项下或与本协议相关的违反或（该方善意认为）可能违反任何适用法律的任何活动，包括但不限于任何及所有适用的反腐败法律，例如美国《反海外腐败法》及中华人民共和国颁布与修订的《反不正当竞争法》。如果《中华人民共和国技术进出口管理条例》就本协议项下授予或拟议的任何许可规定在政府机构对本协议进行登记或备案，许可方应采取必要措施，与被许可方协商后，在相关政府机构登记或备案本协议的编辑版本或摘要，尽合理努力寻求对本协议的条款或所有其他保密信息的保密处理。

15.13

No Third Party Beneficiary Rights. The provisions of this Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and they will not be construed as conferring any rights to any Third Party (including any third party beneficiary rights).

无第三方受益权。 本协议的规定仅为双方及其承继方和获准受让方之利益，且不得被解释为授予任何第三方任何权利（包括任何第三方受益权）。

15.14

Cumulative Remedies. No remedy referred to in this Agreement is intended to be exclusive, but each will be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under law.

累积救济。 本协议中提及的任何救济均不具有排他性，但每项救济将为累积救济，并作为本协议中提及的或法律项下可另行获得的任何其他救济的补充。

15.15	Expenses. Except as otherwise expressly provided in this Agreement, each Party will pay the fees and expenses of its respective lawyers and other experts and all other expenses and costs incurred by such Party incidental to the negotiation, preparation, execution and delivery of this Agreement.

费用。 除非本协议另有明确规定，每一方将支付各自的律师和其他专家的费用和支出，以及该方与本协议的谈判、准备、签署和交付相关发生的所有其他费用和支出。

15.16

Entire Agreement. This Agreement, together with its Exhibits and schedules, sets forth the entire agreement and understanding of the Parties as to the subject matter hereof and supersedes all proposals, oral or written, and all other prior communications between the Parties with respect to such subject matter. In the event of any conflict between a substantive provision of this Agreement and any Exhibit or schedule hereto, the substantive provisions of this Agreement will prevail.

完整协议。 本协议及其附件和附录构成双方就本协议主题事项达成的完整协议和谅解，并取代双方先前就该等主题事项达成的所有口头或书面建议书和所有其他通讯。如果本协议的实质性条款与本协议的任何附件或附录发生任何冲突，则以本协议的实质性条款为准。

15.17

Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Signatures provided by facsimile transmission or in Adobe Portable Document Format (.pdf) sent by electronic mail shall be deemed to be original signatures.

文本。 本协议可签署两份或多份文本，每份文本将被视为原件，但所有文本将共同构成同一份文件。通过传真或以Adobe便携式文档格式（.pdf）通过电子邮件发送的签名应被视为亲笔签名。

15.18	Language. This Agreement is written in English and Chinese with both languages equally binding.

语言。 本协议以英文和中文书就，且具有相同法律效力。

[SIGNATURE PAGE FOLLOWS]

[下接签字页]

THIS AGREEMENT IS EXECUTED by the authorised representatives of the Parties as of the date first written above.

本协议由双方的授权代表于文首所述日期签署。

Nanjing Han Xin Pharmaceutical Technology Co., Ltd. 南京汉欣医药科技有限公司		Amphastar Pharmaceuticals, Inc. Amphastar Pharmaceuticals, Inc.

By/签署:	/s/Bao Haitao	By/签署:	/s/Jacob Liawatidewi

Name/姓名:	Bao Haitao 鲍海涛	Name/姓名:	Jacob Liawatidewi

Title/职位:	General Manager 总经理	Title/职位:	Executive Vice President

[Signature page to the License Agreement]

[许可协议签字页]

EXHIBIT A

附件A

list of licensed PatentS

许可专利清单

[***]

EXHIBIT b

附件B

list of licensed know-how

许可专有技术清单

[***]

EXHIBIT C

list of LICENSOR MATERIALS

许可方材料清单

[***]

EXHIBIT D

附件D

LICENSED COMPOUND

许可化合物

[***]